                                                                    Exhibit 99.1


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.












                                    AGREEMENT


                                 BY AND BETWEEN


                        MILLENNIUM PHARMACEUTICALS, INC.,


                                MONSANTO COMPANY


                                       AND


                      MONSANTO AGRICULTURAL GENOMICS II LLC

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Article I  Definitions......................................................  1
    Section 1.1    "Administrative Services"................................  1
    Section 1.2    "Additional Technology Transfer Services"................  2
    Section 1.3    "Affiliate"..............................................  2
    Section 1.4    "Annual MAGI Research, Development and
                        Technology Transfer Plan"...........................  2
    Section 1.5    "Annual Milestones"......................................  2
    Section 1.6    "Annual Monsanto Technology Transfer Workplan"...........  2
    Section 1.7    "Base Technology Transfer Services"......................  3
    Section 1.8    "Change of Control"......................................  3
    Section 1.9    "Confidential Information"...............................  3
    Section 1.10   "Consensus Issues".......................................  4
    Section 1.11   "Contract Year"..........................................  4
    Section 1.12   "Documentation"..........................................  4
    Section 1.13   "DOJ"....................................................  4
    Section 1.14   "Effective Date".........................................  4
    Section 1.15   "Executive Officers".....................................  4
    Section 1.16   "Existing Licenses"......................................  4
    Section 1.17   "Field"..................................................  4
    Section 1.18   "FTC"....................................................  5
    Section 1.19   "FTE"....................................................  5
    Section 1.20   "HSR Act"................................................  5
    Section 1.21   "HSR Clearance Date".....................................  5
    Section 1.22   "HSR Filing".............................................  5
    Section 1.23   "Improvements"...........................................  5
    Section 1.24   "Informatics Platform"...................................  5
    Section 1.25   "Joint Program Team".....................................  6
    Section 1.26   "MAGI Improvements to Millennium Process Technology......  6
    Section 1.27   "MAGI Improvements Patent Rights and Copyrights
                        relating to Millennium Process Technology"..........  6
    Section 1.28   "MAGI New Process Technology"............................  6
    Section 1.29   "MAGI New Process Technology Patent Rights and
                        Copyrights".........................................  6
    Section 1.30   "MAGI Oversight Board"...................................  6
    Section 1.31   "MAGI Process Technology"................................  6
    Section 1.32   "MAGI Product Technology"................................  7
    Section 1.33   "MAGI Product Technology Patent Rights"..................  7
    Section 1.34   "MAGI Research Program"..................................  7
    Section 1.35   "MBIO"...................................................  7
    Section 1.36   "Millennium Existing Process Technology".................  7

    Section 1.37   "Millennium Existing Product Technology".................  7
    Section 1.38   "Millennium Informatics Technology"......................  7
    Section 1.39   "Millennium New Process Technology.......................  8
    Section 1.40   "Millennium Process Technology"..........................  8
    Section 1.41   "Millennium Process Technology Improvements".............  8
    Section 1.42   "Millennium Process Technology Software".................  8
    Section 1.43   "Millennium Process Technology Patent Rights and
                        Copyrights".........................................  9
    Section 1.44   "Millennium Product Technology"..........................  9
    Section 1.45   "Millennium Product Technology Patent Rights"............  9
    Section 1.46   "Millennium Research-Stage Process Technology"...........  9
    Section 1.47   "Monsanto Improvements to Millennium Process
                        Technology".........................................  9
    Section 1.48   "Monsanto Improvements Patent Rights and
                        Copyrights relating to Millennium Process
                        Technology".........................................  9
    Section 1.49   "Other Invention"........................................ 10
    Section 1.50   "Party".................................................. 10
    Section 1.51   "Patent Right"........................................... 10
    Section 1.52   "Process Technology"..................................... 10
    Section 1.53   "Product Technology"..................................... 10
    Section 1.54   "Research Service Invention"............................. 10
    Section 1.55   "Research Services"...................................... 10
    Section 1.56   "Reserve Field".......................................... 11
    Section 1.57   "Significant Agricultural Enterprise".................... 11
    Section 1.58   "Technology Transfer Coordinating Team".................. 11
    Section 1.59   "Territory".............................................. 11
    Section 1.60   "Third Party Software"................................... 11
    Section 1.61   "Transfer Term".......................................... 11
    Section 1.62   "Upgrade"................................................ 12
    Section 1.63   Additional Definitions................................... 12

Article II  Grants of Rights................................................ 13
    Section 2.1    Grants of Millennium Process Technology Licenses......... 13
    Section 2.2    Grant of Millennium Product Technology License to
                        MAGI................................................ 15
    Section 2.3    Grant of MAGI Improvements to Millennium
                        Process Technology License to Millennium............ 16
    Section 2.4    Grant of MAGI New Process Technology License to
                        Millennium.......................................... 16
    Section 2.5    Grant of Monsanto Improvements to Millennium
                        Process Technology License to Millennium............ 16
    Section 2.6    Grant of MAGI Product Technology License to
                        Millennium.......................................... 16

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


    Section 2.7    Exception to Exclusive Licenses.......................... 17
    Section 2.8    MAGI's Right of First Negotiation........................ 18
    Section 2.9    Section 365(n) of the Bankruptcy Code.................... 19
    Section 2.10   [**]..................................................... 19
    Section 2.11   Nontransferable.......................................... 22

Article III  MAGI Research Program.......................................... 22
    Section 3.1    MAGI Research Program. .................................. 22
    Section 3.2    Program Management....................................... 22
    Section 3.3    MAGI Oversight Board Responsibilities.................... 23
    Section 3.4    Joint Program Team Responsibilities...................... 24
    Section 3.5    Decision Making.......................................... 26
    Section 3.6    Annual MAGI Research, Development and
                        Technology Transfer Plan............................ 27
    Section 3.7    Millennium Employees..................................... 27
    Section 3.8    Monsanto Obligations..................................... 28
    Section 3.9    Employee Incentives...................................... 28
    Section 3.10   Millennium Services...................................... 28

Article IV  Technology Transfer............................................. 30
    Section 4.1    Technology Transfer...................................... 30
    Section 4.2    Technology Transfer to Monsanto.......................... 30
    Section 4.3    Technology Transfer to MAGI.............................. 33
    Section 4.4    Timing of Transfer of Technology......................... 33
    Section 4.5    Technology Disclosure and Update......................... 34
    Section 4.6    Transfer Diligence....................................... 34
    Section 4.7    Transfer of Millennium Informatics Technology............ 35
    Section 4.8    Future Developments of the Millennium Process
                        Technology Software and Millennium Informatics
                        Technology.......................................... 38
    Section 4.9    Millennium Research-Stage Process Technology............. 39
    Section 4.10   Transfer of MAGI and Monsanto Technologies to
                        Millennium.......................................... 39

Article V  Payments......................................................... 40
    Section 5.1    Initial Payment.......................................... 40
    Section 5.2    Quarterly Payment........................................ 40
    Section 5.3    Milestone Payments....................................... 40
    Section 5.4    Payment for Services..................................... 41
    Section 5.5    Royalty Payments to Millennium........................... 42
    Section 5.6    Royalty Reports and Accounting........................... 42
    Section 5.7    Currency and Method of Payments; Late Payments........... 43
    Section 5.8    Tax Withholding.......................................... 43
    Section 5.9    Tax Reporting............................................ 43

Article VI  Intellectual Property Ownership, Protection and
            Related Matters................................................. 44
    Section 6.1    Ownership................................................ 44
    Section 6.2    Prosecution and Maintenance of Patent Rights............. 45
    Section 6.3    Cooperation.............................................. 46
    Section 6.4    Third Party Infringement................................. 47
    Section 6.5    Claimed Infringement..................................... 48

Article VII  Covenant Not to Compete........................................ 50
    Section 7.1    General.................................................. 50
    Section 7.2    Significant Agricultural Enterprise...................... 50
    Section 7.3    Other Restrictions....................................... 50

Article VIII  Confidentiality............................................... 50
    Section 8.1    Confidential Information.  .............................. 50
    Section 8.2    Employee and Advisor Obligations.  ...................... 51
    Section 8.3    Term.  .................................................. 51

Article IX  Term and Termination............................................ 51
    Section 9.1    Term.  .................................................. 51
    Section 9.3    Termination For Material Breach.  ....................... 52
    Section 9.4    Rights Upon Termination for Material Breach.  ........... 52
    Section 9.5    Termination Upon Change of Control.  .................... 54
    Section 9.6    Rights Upon Termination Due to Change of Control......... 54
    Section 9.7    Termination Upon Millennium Ceasing Certain
                        Activities.......................................... 54
    Section 9.8    Rights Upon Termination Under Section 9.7................ 55
    Section 9.9    Termination Upon HSR Denial.............................. 55
    Section 9.10   Residual Rights.  ....................................... 55

Article X  Dispute Resolution............................................... 56
    Section 10.1   General.................................................. 56
    Section 10.2   Independent Experts...................................... 56
    Section 10.3   Failure of Executive Officers to Resolve Dispute......... 56
    Section 10.4   Alternative Dispute Resolution........................... 57
    Section 10.5   No Limitation............................................ 60

Article XI  Representations and Warranties.................................. 60
    Section 11.1   Representation of Authority; Consents.................... 60
    Section 11.2   No Conflict.............................................. 61
    Section 11.3   Knowledge of Pending or Threatened Litigation............ 61
    Section 11.4   Employee and Consultant Obligations...................... 61
    Section 11.5   Full Disclosure.......................................... 61
    Section 11.6   Restrictions on Sublicensees............................. 61

    Section 11.7   Intellectual Property.................................... 61
    Section 11.8   Disclaimer of Warranty................................... 62

Article XII  Miscellaneous Provisions....................................... 63
    Section 12.1   Product Liability Indemnification........................ 63
    Section 12.2   Governing Law.  ......................................... 64
    Section 12.3   Assignment.  ............................................ 64
    Section 12.4   Amendments.  ............................................ 64
    Section 12.5   Notices.  ............................................... 64
    Section 12.6   Force Majeure.  ......................................... 65
    Section 12.8   Independent Contractors.  ............................... 66
    Section 12.9   No Strict Construction.  ................................ 66
    Section 12.10  Headings.  .............................................. 66
    Section 12.11  No Implied Waivers; Rights Cumulative.  ................. 66
    Section 12.12  Severability.  .......................................... 66
    Section 12.13  Execution in Counterparts.  ............................. 67
    Section 12.14  No Third Party Beneficiaries............................. 67

Article XIII  HSR Filing.................................................... 67

Article XIV  Guarantee by Monsanto.......................................... 67

Article XV  Extension of Transfer Term...................................... 67

Article XVI  Additional Covenants........................................... 68
    Section 16.1   Intellectual Property.................................... 68
    Section 16.2   Functionality of Transferred Technology.  ............... 68



EXHIBIT A    Summary of Annual MAGI Research, Development and Technology
             Transfer Plan and Summary of Annual Monsanto Technology Transfer
             Workplan
EXHIBIT B    Consensus Issues
EXHIBIT C    Existing Licenses
EXHIBIT D    Process Technology
EXHIBIT E    Millennium Informatics Technology Maintenance and Support Schedule
EXHIBIT F    Royalty Provisions
EXHIBIT G    Millennium Third Party Licenses

                                    AGREEMENT


       This Agreement dated the 27th day of October, 1997 (the "Execution Date") is by and between Millennium Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 238 Main Street, Cambridge, Massachusetts 02142 ("Millennium"), Monsanto Company, a corporation organized and existing under the laws of the State of Delaware and having its principal office at 800 North Lindbergh Blvd., St. Louis, Missouri 63167 ("Monsanto"), and Monsanto Agricultural Genomics II LLC, a limited liability company organized and existing under the laws of the State of Delaware ("MAGI").

                                  INTRODUCTION

       1. Millennium has developed certain process technologies and software relating to the identification and characterization of genetic materials, and has developed or acquired certain rights, technologies, data and materials potentially useful in the development of products.

       2. Monsanto has established MAGI to undertake research and development activities utilizing advanced genomics technologies for the development of products.

       3. Monsanto and MAGI desire to obtain access and a license to Millennium's process technologies, software and product technologies, and Millennium is willing to provide such access and grant such license, on the terms set forth in this Agreement.

       4. Millennium desires to collaborate exclusively with Monsanto and MAGI in the Field (as defined below) during the Transfer Term (as defined below) on the terms set forth in this Agreement.

       NOW, THEREFORE, Millennium, Monsanto and MAGI agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

       When used in this Agreement, each of the following terms shall have the meanings set forth in this Article I:

       SECTION 1.1 "ADMINISTRATIVE SERVICES" means the administrative services provided by Millennium to MAGI pursuant to Section 3.10.

       SECTION 1.2 "ADDITIONAL TECHNOLOGY TRANSFER SERVICES" means (a) those technology transfer services, other than the Base Technology Transfer Services, set forth in the applicable Annual MAGI Research, Development and Technology Transfer Plan or Annual Monsanto Technology Transfer Workplan, and (b) such other technology transfer services as may be provided by Millennium at the written request of MAGI and/or Monsanto from time to time. Additional Technology Transfer Services shall not include Administrative Services or Research Services.

       SECTION 1.3 "AFFILIATE" means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control with a specified person or entity. For purposes of this Section 1.3, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

       SECTION 1.4 "ANNUAL MAGI RESEARCH, DEVELOPMENT AND TECHNOLOGY TRANSFER PLAN" means the plan to be developed by the Joint Program Team and approved by the MAGI Oversight Board for each Contract Year, to be updated at least quarterly during each Contract Year, setting forth, among other things, (a) the MAGI Research Program and the goals of MAGI for such Contract Year, (b) specific tasks and responsibilities of Millennium and MAGI relating to technology anticipated to be transferred by Millennium to MAGI, as more fully provided in Sections 3.4 and 4.7, (c) the Millennium Process Technology and Millennium Product Technology to be transferred to MAGI during such Contract Year and the anticipated timetable for the transfer of such technology, (d) any MAGI Improvements to Millennium Process Technology, MAGI New Process Technology or MAGI Product Technology anticipated to be transferred back to Millennium during such Contract Year, (e) a description of the Administrative Services, Research Services, Base Technology Transfer Services and/or Additional Technology Transfer Services, if any, anticipated to be requested of Millennium during such Contract Year, (f) the Annual Milestones applicable to such Contract Year and
(g) the formula that associates the accomplishment of the Annual Milestones with the Milestone Payments. A summary of the MAGI Research, Development and Technology Transfer Plan for the first Contract Year is attached hereto as part of EXHIBIT A.

       SECTION 1.5 "ANNUAL MILESTONES" means the milestones set forth in the Annual MAGI Research, Development and Technology Transfer Plan for each Contract Year.

       SECTION 1.6 "ANNUAL MONSANTO TECHNOLOGY TRANSFER WORKPLAN" means the workplan to be developed by the Technology Transfer Coordinating Team and approved by Millennium and Monsanto for each Contract Year, to be updated at least quarterly during each Contract Year, which shall set forth, among other things,

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


(a) specific tasks and responsibilities of Millennium and Monsanto relating to technology anticipated to be transferred by Millennium to Monsanto, as more fully provided in Section 4.2, (b) the Millennium Process Technology to be transferred to Monsanto during such Contract Year and the anticipated timetable for the transfer of such technology, (c) any Monsanto Improvements to Millennium Process Technology anticipated to be transferred back to Millennium during such Contract Year, and (d) a description of the Base Technology Transfer Services and/or Additional Technology Transfer Services, if any, anticipated to be requested of Millennium during such Contract Year. A summary of the Annual Monsanto Technology Transfer Workplan for the first Contract Year is attached hereto as part of Exhibit A.

       SECTION 1.7 "BASE TECHNOLOGY TRANSFER SERVICES" means those technology transfer services to be provided by Millennium at one facility for MAGI and one facility for Monsanto that are reasonably necessary to (a) transfer to MAGI and support the Millennium Process Technology and Millennium Product Technology consistent with the Annual MAGI Research, Development and Technology Transfer Plan and (b) transfer to Monsanto and support the Millennium Process Technology consistent with the Annual Monsanto Technology Transfer Workplan.

       SECTION 1.8 "CHANGE OF CONTROL" means (i) a merger or consolidation of Millennium and a Significant Agricultural Enterprise which results in the voting securities of Millennium outstanding immediately prior thereto ceasing to represent at least [**] of the combined voting power of the surviving entity immediately after such merger or consolidation, or (ii) a Significant Agricultural Enterprise, together with its Affiliates or associates, becoming the beneficial owner of (A)[**] or more of the combined voting power of the outstanding securities of Millennium, or (B) an option to acquire an amount of such securities which, when taken together with the amount of securities beneficially owned, would represent an aggregate of [**] or more of the combined voting power of the outstanding securities of Millennium, or (iii) the sale or other transfer of all or substantially all of the assets of Millennium to a Significant Agricultural Enterprise.

       SECTION 1.9 "CONFIDENTIAL INFORMATION" means all materials, know-how or other information, including, without limitation, proprietary information and materials (whether or not patentable) regarding a Party's technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, trade secret or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing to the contrary, materials, know-how or other information which is orally,

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of a Party (a) if the disclosing Party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the materials, know-how or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made, or (b) such information is of the type that is customarily considered to be confidential information by persons engaged in activities that are substantially similar to the activities being engaged in by the Parties hereunder. Notwithstanding the foregoing, any technical or financial information of a Party disclosed at a meeting of the Technology Transfer Coordinating Team, the MAGI Oversight Board or the Joint Program Team or disclosed through an audit or royalty reports shall constitute Confidential Information of a Party unless otherwise specified.

       SECTION 1.10 "CONSENSUS ISSUES" means those issues set forth on EXHIBIT B hereto.

       SECTION 1.11 "CONTRACT YEAR" means (a) with respect to the first Contract Year, the period beginning on the Effective Date and ending on December 31, 1998, and (b) with respect to each subsequent Contract Year, the twelve month period beginning on January 1, 1999 and each succeeding twelve (12) month period thereafter during the Transfer Term.

       SECTION 1.12 "DOCUMENTATION" means software documentation delivered by Millennium to Monsanto or MAGI for use in association with the Millennium Informatics Technology and/or Millennium Process Technology Software.

       SECTION 1.13 "DOJ" means the United States Department of Justice.

       SECTION 1.14 "EFFECTIVE DATE" means the HSR Clearance Date.

       SECTION 1.15 "EXECUTIVE OFFICERS" means the Chief Executive Officer of Monsanto (or an executive of Monsanto designated by such Chief Executive Officer) and the Chief Executive Officer of Millennium (or an officer of Millennium designated by such Chief Executive Officer).

       SECTION 1.16 "EXISTING LICENSES" means the licenses to the Millennium Process Technology, Millennium Process Technology Patent Rights and Copyrights, Millennium Product Technology and Millennium Product Technology Patent Rights which have been granted prior to the Execution Date by Millennium under the agreements set forth on EXHIBIT C.

       SECTION 1.17 [**] means the [**] used in the [**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


[**] for the [**] of the [**].
 .

       The [**]

              (i) the use of [**] (as defined by the U.S. Food and Drug Administration or other applicable agencies) [**];

              (ii)   all [**];

              (iii)  all [**]; and

              (iv)   all [**].

       SECTION 1.18 "FTC" means the United States Federal Trade Commission.

       SECTION 1.19 "FTE" means a full time equivalent person year (consisting of a total of one thousand eight hundred eighty (1,880) hours per year) of scientific or technical work on or directly related to the MAGI Research Program, including, but not limited to, experimental laboratory work, informatics software development, informatics hardware configuration and support, computational work, recording and writing of results, reviewing literature and references, holding scientific or technical discussions, managing and leading scientific or technical staff and carrying out project management duties.

       SECTION 1.20 "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. Sec. 18a), and the rules and regulations promulgated thereunder.

       SECTION 1.21 "HSR CLEARANCE DATE" shall mean the earlier of (i) the date on which the FTC shall notify Millennium and Monsanto of early termination of the applicable waiting period under the HSR Act or (ii) the day after the date on which the applicable waiting period under the HSR Act expires.

       SECTION 1.22 "HSR FILING" means filings by Monsanto and Millennium with the FTC and the Antitrust Division of the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto.

       SECTION 1.23 "IMPROVEMENTS" means Process Technology that consists of an improvement, enhancement and/or modification to any Millennium Process Technology which improvement, enhancement and/or modification was created using Millennium Process Technology.

       SECTION 1.24 "INFORMATICS PLATFORM" means the hardware, software and operating system configuration that is necessary for MAGI or Monsanto, as the case may be, to have installed aspects of the Millennium Informatics Technology as specified from time to time in the Annual MAGI Research, Development and Technology Transfer Plan and the Annual Monsanto Technology Transfer Workplan.

       SECTION 1.25 "JOINT PROGRAM TEAM" means a committee comprising an equal number of representatives of Millennium, Monsanto and MAGI to plan and oversee the operations of MAGI, as more fully described in Article III.

       SECTION 1.26 "MAGI IMPROVEMENTS TO MILLENNIUM PROCESS TECHNOLOGY" means Improvements (a) solely or jointly owned by MAGI or its majority-owned subsidiaries during the Transfer Term, or (b) licensed in from third parties by MAGI or its majority-owned subsidiaries during the Transfer Term (but only to the extent that transfer or sublicensing is permitted by such third party agreements).

       SECTION 1.27 "MAGI IMPROVEMENTS PATENT RIGHTS AND COPYRIGHTS RELATING TO MILLENNIUM PROCESS TECHNOLOGY" means Patent Rights and copyrights that cover MAGI Improvements to Millennium Process Technology that are (a) solely or jointly owned by MAGI or its Affiliates, or (b) licensed in from third parties by MAGI or its Affiliates (but only to the extent that transfer or sublicensing is permitted by such third party agreements).

       SECTION 1.28 "MAGI NEW PROCESS TECHNOLOGY" means (a) Process Technology that is both (i) developed by MAGI or its majority owned subsidiaries during the Transfer Term and (ii) solely or jointly owned by MAGI or its Affiliates, and
(b) Process Technology licensed in from third parties by MAGI or its majority-owned subsidiaries during the Transfer Term (but only to the extent that transfer or sublicensing is permitted by such third party agreements) other than MAGI Improvements to Millennium Process Technology.

       SECTION 1.29 "MAGI NEW PROCESS TECHNOLOGY PATENT RIGHTS AND COPYRIGHTS" means Patent Rights and copyrights that cover MAGI New Process Technology and that are (a) solely or jointly owned by MAGI or its Affiliates, or (b) licensed in from third parties by MAGI or its Affiliates (but only to the extent that transfer or sublicensing is permitted by such third party agreements).

       SECTION 1.30 "MAGI OVERSIGHT BOARD" means a committee comprising senior executives from Millennium, Monsanto and MAGI which shall oversee the collaboration and technology transfer between MAGI and Millennium, as more fully described in Article III.

       SECTION 1.31 "MAGI PROCESS TECHNOLOGY" means MAGI Improvements to Millennium Process Technology and MAGI New Process Technology.

       SECTION 1.32 "MAGI PRODUCT TECHNOLOGY" means Product Technology that is both (a) developed by MAGI or its majority-owned subsidiaries for use primarily in the Field or the Reserve Field during the Transfer Term, and (b) solely or jointly owned by MAGI or its Affiliates, which Product Technology is (i) derived from or created, selected, prioritized or optimized using Millennium Process Technology and/or Millennium Product Technology and (ii) reasonably useful outside the Field and the Reserve Field in connection with the research, development or commercialization of products, services or technologies.

       SECTION 1.33 "MAGI PRODUCT TECHNOLOGY PATENT RIGHTS" means Patent Rights that cover MAGI Product Technology that are solely or jointly owned by MAGI or its Affiliates.

       SECTION 1.34 "MAGI RESEARCH PROGRAM" means the research activities of MAGI and its contractors (including Millennium with respect to Research Services) in the Field during the Transfer Term as set forth in, and/or contemplated by, the applicable Annual MAGI Research, Development and Technology Transfer Plan.

       SECTION 1.35 "MBIO" means Millennium BioTherapeutics, Inc., a Delaware corporation.

       SECTION 1.36 "MILLENNIUM EXISTING PROCESS TECHNOLOGY" means Process Technology (including applicable Millennium Informatics Technology and Millennium Process Technology Software) which (a) is solely or jointly owned by Millennium or its Affiliates (other than MBIO) as of the Execution Date, or (b) has been licensed in from third parties by Millennium or its Affiliates (other than MBIO) as of the Execution Date (but only to the extent that transfer or sublicensing is permitted by such third party agreements). Millennium Existing Process Technology shall not include Millennium Research-Stage Process Technology.

       SECTION 1.37 "MILLENNIUM EXISTING PRODUCT TECHNOLOGY" means Product Technology (a) which solely or jointly owned by Millennium or its Affiliates as of the Execution Date, and (b) which has been licensed in from third parties by Millennium or its Affiliates as of the Execution Date (but only to the extent that transfer or sublicensing is permitted by such third party agreements), in either case which is reasonably useful in connection with the research, development or commercialization of products, services and technologies for use in the Field.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


       SECTION 1.38 "MILLENNIUM INFORMATICS TECHNOLOGY" means Process Technology that consists of software that is fully operational and fully supported for use by the relevant research group at Millennium, in object code form only (except as provided in Sections 2.10 and 4.8), which (a) is (i) solely or jointly owned by Millennium or its Affiliates (other than MBIO) as of the Execution Date or during the Transfer Term, or (ii) licensed in from third parties by Millennium or its Affiliates (other than MBIO) during the Transfer Term (but only to the extent that transfer or sublicensing is permitted by such third party agreements) and (b) is useful for the automated processing and integration of data and information (regardless of the source of such data or information) on [**], including, but not limited to, software tools used (1) to analyze [**],
(2) to predict [**], (3) to identify [**], and (4) to analyze [**], PROVIDED, HOWEVER, that Millennium Informatics Technology shall not include (A) Millennium Process Technology Software, or (B) metatools (i.e., software tools used to develop the Millennium Informatics Technology itself).

       SECTION 1.39 "MILLENNIUM NEW PROCESS TECHNOLOGY" means Process Technology (including applicable Millennium Informatics Technology and Millennium Process Technology Software) that (a) is solely or jointly owned by Millennium or its Affiliates (other than MBIO) during the Transfer Term, or (b) is licensed in from third parties by Millennium or its Affiliates (other than MBIO) during the Transfer Term (but only to the extent that transfer or sublicensing is permitted by such third party agreements) other than Millennium Process Technology Improvements. Millennium New Process Technology shall not include Millennium Research-Stage Process Technology.

       SECTION 1.40 "MILLENNIUM PROCESS TECHNOLOGY" means Millennium Existing Process Technology, Millennium New Process Technology and Millennium Process Technology Improvements. Millennium Process Technology specifically excludes Product Technology, Millennium Research-Stage Process Technology and other technology that is not fully operational and fully supported for use by the relevant research group at Millennium.

       SECTION 1.41 "MILLENNIUM PROCESS TECHNOLOGY IMPROVEMENTS" means Process Technology that consists of (a) Improvements solely or jointly owned by Millennium or its Affiliates (other than MBIO) during the Transfer Term, or (b) Improvements which are licensed in from third parties by Millennium or its Affiliates (other than MBIO) during the Transfer Term (but only to the extent that transfer or sublicensing is permitted by such third party agreements). Millennium Process Technology Improvements shall not include Millennium Research-Stage Process Technology.

       SECTION 1.42 "MILLENNIUM PROCESS TECHNOLOGY SOFTWARE" means Process Technology that consists of any software that is fully operational and fully supported for use by the relevant research group at Millennium, in object code form only (except as provided in Sections 2.10 and 4.8), and related documentation which (a) constitutes, or is necessary for the use of, Millennium Process Technology licensed hereunder (including Millennium's proprietary software for the control of automated and robotic processes) and (b) is (i) solely or jointly owned by Millennium or its Affiliates as of the Execution Date or during the Transfer Term, or (ii) licensed in from third parties by Millennium or its Affiliates (other than MBIO) during the Transfer Term (but only to the extent that transfer or sublicensing is permitted by such third party agreements), PROVIDED THAT Millennium Process Technology Software shall not include (A) Millennium Informatics Technology, or (B) metatools (i.e. software tools used to develop the Millennium Process Technology Software itself).

       SECTION 1.43 "MILLENNIUM PROCESS TECHNOLOGY PATENT RIGHTS AND COPYRIGHTS" means Patent Rights and copyrights that cover Millennium Process Technology which are (a) solely or jointly owned by Millennium or its Affiliates (other than MBIO), or (b) licensed in from third parties by Millennium or its Affiliates (other than MBIO) (but only to the extent that transfer or sublicensing is permitted by such third party agreements).

       SECTION 1.44 "MILLENNIUM PRODUCT TECHNOLOGY" means (a) Millennium Existing Product Technology, and (b) Product Technology (i) solely or jointly owned by Millennium or its Affiliates during the Transfer Term, or (ii) licensed in from third parties by Millennium or its Affiliates during the Transfer Term (but only to the extent that transfer or sublicensing is permitted by such third party agreements) in either case which is reasonably useful in connection with the research, development or commercialization of products, services or technologies in the Field.

       SECTION 1.45 "MILLENNIUM PRODUCT TECHNOLOGY PATENT RIGHTS" means Patent Rights which cover Millennium Product Technology that are (a) solely or jointly owned by Millennium or its Affiliates, or (b) licensed in from third parties by Millennium or its Affiliates (but only to the extent that transfer or sublicensing is permitted by such third party agreements).

       SECTION 1.46 "MILLENNIUM RESEARCH-STAGE PROCESS TECHNOLOGY" means Process Technology under development by Millennium that is in early stages of development, is not fully operational by the relevant research group at Millennium, is not fully supported within Millennium or is not ready for supported transfer to third parties.

       SECTION 1.47 "MONSANTO IMPROVEMENTS TO MILLENNIUM PROCESS TECHNOLOGY" means Improvements (a) solely or jointly owned by Monsanto or its Affiliates (other than MAGI or its majority-owned subsidiaries) during the Transfer Term, or (b)

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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


licensed in from third parties by Monsanto or its Affiliates (other than MAGI or its majority-owned subsidiaries) during the Transfer Term (but only to the extent that transfer or sublicensing is permitted by such third party agreements).

       SECTION 1.48 "MONSANTO IMPROVEMENTS PATENT RIGHTS AND COPYRIGHTS RELATING TO MILLENNIUM PROCESS TECHNOLOGY" means Patent Rights and copyrights that cover Monsanto Improvements to Millennium Process Technology that are (a) solely or jointly owned by Monsanto or its Affiliates (other than MAGI and its majority-owned subsidiaries), or (b) licensed in from third parties by Monsanto or its Affiliates (other than MAGI and its majority-owned subsidiaries and only to the extent that transfer or sublicensing is permitted by such third party agreements).

       SECTION 1.49 "OTHER INVENTION" means an invention, other than a Research Service Invention, that is made by a Party or jointly by the Parties during the Transfer Term.

       SECTION 1.50 "PARTY" means Monsanto, MAGI or Millennium; "PARTIES" means Monsanto, MAGI and Millennium. As used in this Agreement, references to "third parties" do not include a Party or its Affiliates.

       SECTION 1.51 "PATENT RIGHT" means a patent or patent application and all divisions, continuations, continuations-in-part, reissues, reexaminations, extensions, Supplementary Protection Certificates and foreign counterparts thereof.

       SECTION 1.52 "PROCESS TECHNOLOGY" means methods, systems, programs, technology and software of the type listed in EXHIBIT D (which may be updated in writing by the Parties from time to time), together with know-how related thereto, including know how, systems, programs and technology with respect to the reasonable scaleability and replicability thereof, for the research, discovery, production and/or characterization of [**] PROVIDED THAT in no event shall Process Technology include Product Technology.

       SECTION 1.53 "PRODUCT TECHNOLOGY" means technology in the form of [**] and data relating to the foregoing; PROVIDED THAT Product Technology does not include methods, systems, programs, technology and software included in Process Technology or Millennium Research-Stage Process Technology.

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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


       SECTION 1.54 "RESEARCH SERVICE INVENTION" means an invention made in the performance of Research Services.

       SECTION 1.55 "RESEARCH SERVICES" means the research services provided by Millennium to MAGI pursuant to Section 3.10.

       SECTION 1.56 "RESERVE FIELD" means

       (a)    [**] and

       (b)    [**]

       The Reserve Field shall specifically not include:

              (i) [**] (as defined by the U.S. Food and Drug Administration or other applicable agencies) [**];

              (ii)   all [**];

              (iii)  all [**]; and

              (iv)   all [**].

       SECTION 1.57 "SIGNIFICANT AGRICULTURAL ENTERPRISE" means (a) a company (other than Monsanto or an Affiliate of Monsanto) which has [**] from the sale of Field Products (as defined in Section 2.7), determined on a consolidated basis during its most recently completed fiscal year, in excess of [**] and (b) any Affiliates of such company.

       SECTION 1.58 "TECHNOLOGY TRANSFER COORDINATING TEAM" means a team comprising an equal number of representatives of Monsanto and Millennium to plan and oversee the transfer of Millennium Process Technology to Monsanto, as set forth in Article IV.

       SECTION 1.59 "TERRITORY" means all countries of the world.

       SECTION 1.60 "THIRD PARTY SOFTWARE" means software which (a) Monsanto or MAGI is required to license directly from third parties or indirectly from third parties through Millennium in order to implement the Informatics Platform, the Millennium Informatics Technology and the Millennium Process Technology Software, and (b) is available for licensing on terms comparable to those available to licensees similarly situated to Monsanto or MAGI.

       SECTION 1.61 "TRANSFER TERM" means a term commencing on the Effective Date and ending on December 31, 2002, unless (a) earlier terminated pursuant to the provisions of Article IX or (b) extended pursuant to the provisions of
Article XV.

       SECTION 1.62 "UPGRADE" means a fully-supported revision of the Millennium Informatics Technology or Millennium Process Technology Software (including for example, error corrections, enhancements, modifications, improvements, new releases and new functionality) that Millennium has installed at, and is fully operational and is in productive use by the relevant research group at, Millennium. Upgrade shall not include Millennium Research-Stage Process Technology.

       SECTION 1.63 ADDITIONAL DEFINITIONS. Each of the following definitions is set forth in the section of this Agreement indicated below:


DEFINITION                                                        SECTION

"ADR"                                                             10.4
"Allowed Activities"                                              2.1
"Breaching Party"                                                 9.3
"Collaborator"                                                    2.7
"Components"                                                      4.8(b)
"CPR"                                                             10.4(b)
"Designated Inventions"                                           6.3
"Execution Date"                                                  Preamble
"Extension Period"                                                6.4(e)
"Field Products"                                                  2.7
"FTE Rate"                                                        5.4(b)
"Infringement Notice"                                             6.5(a)
"Infringement Proceeding"                                         6.5(b)
"Intellectual Property"                                           11.7
"Joint Invention"                                                 6.1(b)(ii)
"MAGI Facility"                                                   4.7(a)
"MAGI Research Service Process Technology Inventions"             6.1(a)(ii)(A)
"MAGI Right of First Negotiation"                                 2.8
"Milestone Payments"                                              5.3
"Millennium Indemnified Parties"                                  12.1(a)
"Millennium Research Service Process Technology                   6.1(a)(ii)(B)
   Inventions"

"Monsanto Facility"                                               4.7(a)
"Monsanto/MAGI Indemnified Parties"                               12.1(b)
"Non-Breaching Party"                                             9.3
"Notification"                                                    2.8(b)
"Predominantly Funded by MAGI"                                    6.1(a)(ii)(A)
"Production Environment"                                          4.8(b)
"Reduction Fraction"                                              6.5(c)
"Requisite JPT Majority"                                          3.5(b)(i)
"Requisite OB Majority"                                           3.5(a)(i)
"Requisite TTCT Majority"                                         4.2(b)(i)
"Research Service Product Technology Inventions"                  6.1(a)(i)
"Response Period"                                                 2.8(c)
"Software Developments"                                           4.8(a)
"Specified Process Technology"                                    6.5(e)
"Termination Date"                                                2.8(e)
"Transferred Millennium Process Technology"                       6.5(a)
"Transferred Technology Intellectual Property Rights"             6.4(a)

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   ARTICLE II
                                GRANTS OF RIGHTS

       SECTION 2.1 GRANTS OF MILLENNIUM PROCESS TECHNOLOGY LICENSES.

       (a) EXCLUSIVE LICENSE. Subject to the terms and conditions of this Agreement, Millennium hereby grants to MAGI and its Affiliates an exclusive, worldwide, right and license under Millennium's and its Affiliates' rights to the Millennium Process Technology and Millennium Process Technology Patent Rights and Copyrights, to develop, have developed, make, have made, distribute for sale, sell, offer to sell, use, practice, import and export products, services and technologies in the Field, PROVIDED THAT the exclusivity of the foregoing license shall be subject to and limited by the Existing Licenses and the provisions of Section 2.7, and PROVIDED FURTHER that MAGI and its Affiliates shall not have the right to distribute for sale, sell or offer for sale, or sublicense others to distribute for sale, sell or offer for sale, products, services or technologies that constitute or comprise Millennium Process Technology. From and after the expiration of the Transfer Term, the license set forth in this subsection (a) shall be [**]. Such license rights shall be sublicensable by MAGI and its Affiliates only (A) to the [**] and (B) to [**], PROVIDED THAT if any such third party either (x) engages in significant activities in (1) [**] (2) the [**] or (3) the [**] and , or (y) engages in significant activities in the [**], and services for humans or animals (other than as provided in Section 1.17(c)), then such sublicense shall require the prior approval of Millennium, which approval shall not be unreasonably withheld.

       (b) NON-EXCLUSIVE LICENSE. Subject to the terms and conditions of this Agreement, Millennium hereby grants to Monsanto and its Affiliates a perpetual non-exclusive, worldwide, right and license under Millennium's and its Affiliates' rights to the Millennium Process Technology and Millennium Process Technology Patent Rights and Copyrights to develop, have developed, make, have made, distribute for sale, sell, offer to sell, use, practice, import and export products, outside of the Field, PROVIDED THAT Monsanto and its Affiliates shall not have the right to distribute for sale, sell or offer for sale products, services or technologies that constitute or comprise Millennium Process Technology. Such license rights shall not be sublicensable by Monsanto and/or its Affiliates.

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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


       (c) MBIO EXCEPTION. Notwithstanding the foregoing, MBIO, an Affiliate of Millennium, has not granted to Millennium the right to sublicense [**], and, accordingly, the licenses set forth in this Section 2.1 shall not include [**]. At the request of MAGI or Monsanto, Millennium agrees to use best efforts to cause MBIO to grant a license to such [**] to Monsanto or MAGI at the expense of Millennium.

       (d) ADDITIONAL PROVISIONS RELATING TO MILLENNIUM INFORMATICS TECHNOLOGY AND MILLENNIUM PROCESS TECHNOLOGY SOFTWARE.

              (i)    LIMITATION ON LICENSE. The licenses set forth in this
Section 2.1 with respect to Millennium Informatics Technology and Millennium Process Technology Software shall be limited to the right to (A) use, copy and internally distribute the Millennium Informatics Technology and the Millennium Process Technology Software, and (B) to prepare derivative works of the Millennium Informatics Technology and the Millennium Process Technology Software, for the purpose of merging or interfacing the Millennium Informatics Technology and the Millennium Process Technology Software with software of Monsanto and MAGI, PROVIDED THAT, except as provided in Sections 2.10 and 4.8, Monsanto and MAGI shall not have the right [**] the Millennium Informatics Technology and the Millennium Process Technology Software [**] and Monsanto and MAGI shall not have the right to distribute such derivative works to third parties other than agents of Monsanto and MAGI working on behalf of Monsanto and MAGI.

              (ii) RESTRICTIONS. Neither MAGI, Monsanto nor any of their respective Affiliates shall:

                     (A) decompile, disassemble or otherwise reverse engineer the Millennium Informatics Technology or the Millennium Process Technology Software, PROVIDED, HOWEVER, that this restriction shall not apply to any Millennium Informatics Technology or Millennium Process Technology Software, the [**] to MAGI or Monsanto, as the case may be, pursuant to the provisions of Section 2.10 and Section 4.8;

                     (B) use, copy or distribute the Millennium Informatics Technology or the Millennium Process Technology Software directly or indirectly, except as expressly permitted under this Agreement;

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                     (C) enhance, modify or prepare derivative works (except as provided above in subsection 2.1(d)(i)) of the Millennium Informatics Technology or the Millennium Process Technology Software, PROVIDED, HOWEVER, that this restriction shall not apply to any [**]; and

                     (D) export the Millennium Informatics Technology or the Millennium Process Technology Software, except in compliance with U.S. export laws and regulations.

       SECTION 2.2 GRANT OF MILLENNIUM PRODUCT TECHNOLOGY LICENSE TO MAGI. Subject to the terms and conditions of this Agreement, Millennium hereby grants to MAGI and its Affiliates an exclusive, worldwide right and license (with the right to sublicense such rights) under Millennium's and its Affiliates' rights to the Millennium Product Technology and Millennium Product Technology Patent Rights, to develop, have developed, make, have made, distribute for sale, sell, offer to sell, use, practice, import and export products, services or technologies in the Field, PROVIDED THAT [**] shall be subject to and limited by the [**]. The Parties acknowledge and agree that (a) Millennium Product Technology may comprise databases and libraries of biological materials or chemical compounds and (b) the scope of MAGI's and its Affiliates' right and license granted pursuant to this Section 2.2 with respect to products shall include products that are developed through the use of such databases and/or comprise or are derived from biological materials or chemical compounds contained in such libraries, provided that MAGI and its Affiliates shall not have the right to distribute for sale, sell or offer to sell, or sublicense others to distribute for sale, sell or offer to sell, products, services or technologies that constitute or comprise significant parts of such databases or libraries. MAGI and Monsanto each agree to undertake reasonable precautionary measures to ensure that the Millennium Product Technology is not used in research and development activities outside the Field and that only employees and agents of MAGI and its Affiliates (all of whom are subject to confidentiality obligations) are afforded access to such databases and libraries. From and after the expiration of the Transfer Term, the license set forth in this Section 2.2 shall be [**].

       SECTION 2.3 GRANT OF MAGI IMPROVEMENTS TO MILLENNIUM PROCESS TECHNOLOGY LICENSE TO MILLENNIUM. Subject to the terms and conditions of this Agreement, MAGI hereby grants to Millennium and its Affiliates a co-exclusive (with MAGI and its Affiliates), worldwide, royalty-free and perpetual right and license (with the right to

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


sublicense such rights) under MAGI's and its Affiliates' rights to the MAGI Improvements to Millennium Process Technology and MAGI Improvements Patent Rights and Copyrights relating to Millennium Process Technology to develop, have developed, make, have made, distribute for sale, sell, offer to sell, use, practice, import and export products, services and technologies within and outside the Field, subject to the non-compete provisions in Article VII.

       SECTION 2.4 GRANT OF MAGI NEW PROCESS TECHNOLOGY LICENSE TO MILLENNIUM. Subject to the terms and conditions of this Agreement, MAGI hereby grants to Millennium and its Affiliates [**] with Millennium or its Affiliates, PROVIDED THAT if any such third party engages in significant activities [**], then such sublicense shall require the prior approval of MAGI, which approval shall not be unreasonably withheld), under MAGI's and its Affiliates' rights to the MAGI New Process Technology and MAGI New Process Technology Patent Rights and Copyrights to develop, have developed, make, have made, distribute for sale, sell, offer to sell, use, practice, import and export products, services and technologies outside the Field and the Reserve Field, subject to the non-compete provisions in Article VII.

       SECTION 2.5 GRANT OF MONSANTO IMPROVEMENTS TO MILLENNIUM PROCESS TECHNOLOGY LICENSE TO MILLENNIUM. Subject to the terms and conditions of this Agreement, Monsanto hereby grants to Millennium and its Affiliates a co-exclusive (with Monsanto and its Affiliates), [**] under Monsanto and its Affiliates' rights to the Monsanto Improvements to Millennium Process Technology and Monsanto Improvements Patent Rights and Copyrights relating to Millennium Process Technology to develop, have developed, make, have made, distribute for sale, sell, offer to sell, use, practice, import and export products, services and technologies [**].

       SECTION 2.6 GRANT OF MAGI PRODUCT TECHNOLOGY LICENSE TO MILLENNIUM. Subject to the terms and conditions of this Agreement, MAGI hereby grants to Millennium and its Affiliates a non-exclusive, worldwide, royalty-free and perpetual right and license [**] under MAGI's and its Affiliates' rights to the MAGI Product Technology and the MAGI Product Technology Patent Rights to develop, have developed, make, have made, distribute for sale, sell, offer to sell, use, practice, import and export products, services and technologies [**]. The Parties acknowledge and agree that (a) MAGI Product Technology may comprise databases and libraries of biological materials or chemical compounds and (b) the scope of Millennium's right and license granted pursuant to this Section 2.6 with respect to products shall include products,

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


services or technologies that are developed through the use of such databases and/or comprise or are derived from biological materials or chemical compounds contained in such libraries, provided that Millennium and its Affiliates shall not have the right to distribute for sale, sell, offer for sale, or sublicense others to distribute for sale, sell or offer to sell, products that constitute or comprise significant parts of such databases or libraries. Millennium agrees to undertake reasonable precautionary measures to ensure that the MAGI Product Technology is not used in research and development activities in the Field or the Reserve Field and that only employees and agents of Millennium and its Affiliates (all of whom are subject to confidentiality obligations) are afforded access to such databases and libraries. [**] to provide [**].

       SECTION 2.7 EXCEPTION TO EXCLUSIVE LICENSES. The Parties acknowledge and agree that Millennium and/or its Affiliates may, in a collaboration with a third party (a "Collaborator"), seek to research, develop and commercialize products and services which are developed with or constitute or comprise select aspects of Millennium Process Technology and/or Millennium Product Technology (the "Allowed Activities") and which (i) have applications [**], (ii) are not (A) products, services or methods used in the production, destruction, alteration or control of plants, (B) plants or products derived from plants or (C) products, services or methods [**] (the "Field Products") and (iii) the primary application of which is not to research, develop or commercialize Field Products. Notwithstanding the [**] license grants set forth in Sections 2.1(a) and 2.2, Millennium and its Affiliates may engage in the [**] with a Collaborator, and may grant licenses necessary to undertake [**], only under the following circumstances:

              (1)    neither the Collaborator nor its Affiliates sell Field
                     Products;

              (2) Millennium uses all reasonable efforts to ensure that MAGI (at its request) gains access to the product or service developed with the Collaborator as early as Millennium does (including during the development phase); and

              (3) Millennium uses all reasonable efforts to ensure that MAGI be able to purchase the product or service for use in the Field on terms comparable to those under which the product or service is made available to Millennium.

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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.

In addition to the foregoing, any Allowed Activities which would involve the grant of a license in the Field to Millennium Product Technology shall require the prior written consent of Monsanto, which consent shall not be unreasonably withheld.

       SECTION 2.8 [**] to, and/or enter into a [**] with respect to, [**] as to which [**]:

       (a)    Millennium [**], if any, [**].

       (b)    If Millennium [**].

       (c)    MAGI shall [**].

       (d)    In the event that [**].

       (e)    In the event that [**] the terms

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


       [**]. Millennium shall [**], shall make such [**] by Millennium and MAGI. Millennium and MAGI [**].

       (f)    Nothing in this Section 2.8 shall [**].

       SECTION 2.9 SECTION 365(N) OF THE BANKRUPTCY CODE. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be, deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under
Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non- bankrupt Parties shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its or their possession, shall be promptly delivered to the non-bankrupt Parties, unless the bankrupt Parties elect to continue, and continues, to perform all of its or their obligations under this Agreement.

       SECTION 2.10 [**].

       (a)    [**] DURING TRANSFER TERM. Except as specifically provided in this
Section 2.10 and Section 4.8(b), MAGI and Monsanto shall not have access during the Transfer Term to any [**]. In the event that Millennium fails to [**] to be developed by Millennium pursuant to Section 4.8(b), as described in

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


the Annual MAGI Research, Development and Technology Transfer Plan or the Annual Monsanto Technology Transfer Workplan, as the case may be, MAGI or Monsanto, as the case may be, shall notify Millennium of such failure. If Millennium [**], MAGI or Monsanto, as the case may be, shall have the right to request that Millennium release [**] to enable MAGI or Monsanto, as the case may be, [**], and Millennium shall promptly release [**]. In the event that Millennium fails to [**] respectively, MAGI or Monsanto, as the case may be, shall have the right to request that Millennium [**] to the extent necessary to enable MAGI or Monsanto, as the case may be, [**].

       (b) [**] AFTER THE TRANSFER TERM. Six (6) months prior to the expiration of the Transfer Term or promptly after termination of this Agreement, MAGI and Monsanto shall have the option of (i) negotiating with Millennium for Millennium to continue to maintain and support [**] (with Millennium having the obligation to offer and provide maintenance and support to MAGI and Monsanto on terms no less favorable than the terms for support and maintenance offered to other similarly situated licensees of Millennium, but only if Millennium at such time is maintaining and supporting the [**], as the case may be, at Millennium or any third party) or (ii) obtaining [**] and/or the Millennium Informatics Technology in MAGI or Monsanto's possession. The option set forth in subsection
(ii) shall also apply upon the termination of any [**] agreement entered into pursuant to subsection (i). If MAGI and Monsanto elect to receive [**], MAGI and Monsanto shall have a right to request that Millennium [**] to MAGI or Monsanto, and Millennium shall promptly [**]. Millennium's obligation to [**] shall cease upon the occurrence of a material breach of the confidentiality provisions of
Article VIII as they [**].

       (c) EFFECT OF RELEASE [**]. In the event that the [**] or any part thereof [**] MAGI or Monsanto by Millennium, Millennium shall have no further obligation to provide support or maintenance to MAGI and Monsanto for the [**] or the [**] for which [**] and for such other portions

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


of the [**] which could be affected by any modifications or enhancements made to the [**] which is released to MAGI or Monsanto. In the event that Millennium elects to continue to [**], MAGI or Monsanto shall reimburse Millennium, at Millennium's standard consulting rates, for resolving any problem that can be traced to modifications or enhancements made by MAGI or Monsanto. MAGI and Monsanto shall maintain all [**] received from Millennium in strict confidence. Such [**] which are [**] and which [**] for the [**]. The [**] of each such [**] shall be provided to Millennium promptly after [**] on such [**]. [**] is delivered shall be [**] when not in use. Once any [**] to MAGI or Monsanto, MAGI and Monsanto shall not distribute to a third party any [**] is developed by MAGI or Monsanto employees or independent contractors, none of whom have ever viewed or otherwise been provided access to any of the [**]. In order to establish such independent development, MAGI and Monsanto shall maintain [**] recording the names and dates of access to [**]. MAGI and Monsanto shall also keep development records for [**]. MAGI and Monsanto agree to give prior notice to Millennium in the event that MAGI or Monsanto intends to distribute to a third party [**]. Millennium shall have a right to review the [**] to make sure that MAGI and Monsanto have complied with the terms of this subsection (c). Such restrictions shall remain in effect for a period of ten (10) years after the date [**] to MAGI or Monsanto.

       (d) LICENSE RIGHTS TO [**]. Upon [**], or any part thereof, for the [**], Millennium hereby grants MAGI and Monsanto a non- transferrable, worldwide, right and license, under Millennium's rights to such [**] such [**], provided that under no circumstances shall such license grant be interpreted as a license for MAGI or Monsanto to distribute, or otherwise make available, to a third party [**] for any reason.

       SECTION 2.11 NONTRANSFERABLE. Except as expressly provided herein, the licenses granted hereunder shall be nontransferable without the consent of the Party granting such license.


                                   ARTICLE III
                              MAGI RESEARCH PROGRAM

       SECTION 3.1 MAGI RESEARCH PROGRAM. During the term of this Agreement, MAGI will undertake the MAGI Research Program utilizing the technology transferred by Millennium to MAGI in the Field and such other technology as may be determined by MAGI to be appropriate. Millennium will provide certain Base Technology Transfer Services and may, as provided in the Annual MAGI Research, Development and Technology Transfer Plan or at the request of MAGI, provide certain Administrative Services, Research Services and Additional Technology Transfer Services in support of the MAGI Research Program, as more fully described in Section 3.10 below and Article IV.

       SECTION 3.2 PROGRAM MANAGEMENT.

       (a) MAGI OVERSIGHT BOARD. The Parties shall establish the MAGI Oversight Board, comprised of two (2) senior executives of Monsanto, two (2) senior executives of MAGI and two (2) senior executives of Millennium. Each Party shall make its designation of its representatives not later than thirty
(30) days after the Execution Date, and the MAGI Oversight Board shall meet within forty-five (45) days of the Execution Date to review and approve the initial MAGI Annual Research, Development and Technology Transfer Plan recommended by the Joint Program Team. Each Party may change any one or both of its representatives to the MAGI Oversight Board at any time upon notice to the other Parties. Each Party shall use reasonable efforts to cause its representatives to attend the meetings of the MAGI Oversight Board. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the missing representative. In addition, each Party may at its discretion invite nonvoting employees, consultants or scientific advisors to attend the meetings of the MAGI Oversight Board.

       During the Transfer Term, the MAGI Oversight Board shall meet quarterly in March, June, September and December of each Contract Year and will meet at least once no more than thirty (30) days after the end of the Transfer Term. Such meetings shall be held at MAGI and may be conducted in person, by telephone or by video conference.

       (b) JOINT PROGRAM TEAM. As soon as practicable after the Execution Date, the Parties shall establish the Joint Program Team, comprised of two (2) representatives designated by Monsanto, two (2) representatives designated by MAGI and two (2) representatives designated by Millennium, PROVIDED THAT Monsanto, MAGI and Millennium may designate an equal number of additional representatives from time to time. Each Party shall make its initial designation of its representatives not later than thirty (30) days after the Execution Date. Each Party may change any one or both of its representatives to the Joint Program Team at any time upon notice to the other Parties. Each Party shall use reasonable efforts to cause its representatives to attend the meetings of the Joint Program Team. If a representative of a Party is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the missing representative. In addition, each Party may at its discretion invite nonvoting employees, consultants or scientific advisors to attend the meetings of the Joint Program Team.

       During the Transfer Term, the Joint Program Team shall meet no less frequently than once each calendar quarter, shall meet at such other times as it deems appropriate and will meet at least once no more than fifteen (15) days after the end of the Transfer Term. Such meetings shall be held at MAGI and may be conducted in person, by telephone or by video conference.

       SECTION 3.3 MAGI OVERSIGHT BOARD RESPONSIBILITIES. The MAGI Oversight Board will be responsible for:

       (a) approving the Annual MAGI Research, Development and Technology Transfer Plan proposed by the Joint Program Team including any quarterly modifications thereto;

       (b) assessing whether the Annual Milestones recommended by the Joint Program Team are consistent with the parameters set forth in Section 3.4(d), and based thereon either approving such recommendations or establishing appropriate Annual Milestones based on such parameters;

       (c) based on the recommendation of the Joint Program Team, making a determination, on a quarterly basis, as to the extent to which the Annual Milestones set forth in the Annual MAGI Research, Development and Technology Transfer Plan have been achieved; and

       (d) performing such other duties as the Parties may from time to time mutually agree upon.

       SECTION 3.4 JOINT PROGRAM TEAM RESPONSIBILITIES. During the Transfer Term, the Joint Program Team shall be responsible for the start-up, management and coordination of the MAGI Research Program. Without intending to limit the generality of the foregoing, the Joint Program Team shall:

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


       (a) coordinate and plan the start-up operations of MAGI, including initial staffing and operational plans;

       (b) prepare, and make any necessary or desirable modifications to, each Annual MAGI Research, Development and Technology Transfer Plan as described in Section 3.6 below;

       (c) establish annual and quarterly objectives for MAGI, monitor the progress of MAGI against such objectives, including but not limited to determinations and recommendations to the MAGI Oversight Board, on at least a quarterly basis, of the extent to which the quarterly objectives and the Annual Milestones have been attained, and evaluate the work performed and results obtained in relation to the quarterly and annual objectives;

       (d) recommend to the MAGI Oversight Board the Annual Milestones to be set forth in each Annual MAGI Research, Development and Technology Transfer Plan, which recommendation shall be based upon the following parameters:

              (i) a requirement that such Annual Milestones be based upon MAGI's annual objectives and be substantially likely [**] to be achieved by MAGI and Millennium through the exercise of reasonable efforts, consistent with general business practices, giving due consideration to the level and allocation of resources and personnel available to MAGI; and

              (ii) that dollar amounts be associated with (A) the complete achievement of all of the Annual Milestones; (B) the complete achievement of some but not all of the Annual Milestones; and (C) the partial achievement of one or more of the Annual Milestones (for example, the sequencing of some fraction of the target lanes to be sequenced);

       (e) determine the allocation of resources and personnel to be committed to conduct of the MAGI Research Program and recommend adjustments in the size and composition of the staff allocated to the MAGI Research Program and technology transfer activities consistent with modifications to the quarterly and/or annual objectives of MAGI;

       (f) determine which technologies included in the Millennium Process Technology and Millennium Product Technology are to be specified in the Annual MAGI Research, Development and Technology Transfer Plan to be transferred to MAGI during the Contract Year and the timing of such transfers;

       (g) determine the order and logistics of the transfer of the Millennium Process Technology and Millennium Product Technology to MAGI and any MAGI Improvements to Millennium Process Technology, MAGI New Process Technology or MAGI Product Technology to be transferred back to Millennium;

       (h) establish a procedure for MAGI to request the transfer of additional Millennium Process Technology from Millennium during the applicable Contract Year and for Millennium to request the transfer of additional MAGI Improvements to Millennium Process Technology, MAGI New Process Technology or MAGI Product Technology during the applicable Contract Year;

       (i) determine the actions that MAGI needs to take prior to the transfer of Millennium Process Technology or Millennium Product Technology in order to ensure a successful transfer and that Millennium needs to take prior to the transfer of MAGI Improvements to Millennium Process Technology, MAGI New Process Technology or MAGI Product Technology in order to ensure a successful transfer;

       (j) establish criteria for determining whether a transfer of technology by Millennium to MAGI has been successfully completed, which criteria shall provide, without limitation, that:

              (i) the transferred technology shall operate at MAGI in substantially the same manner that it operated at Millennium;

              (ii) substantially similar experiments performed at MAGI and at Millennium, each using the same transferred technology and identical samples, shall produce substantially the same data and results;

              (iii) any Millennium Process Technology Software which is part of such transferred technology shall provide substantially the same level of functionality that such Millennium Process Technology Software provides to Millennium with respect to the transferred technology;

              (iv) appropriate personnel of MAGI shall have been sufficiently trained to use the transferred technology in substantially the same manner that such transferred technology is used by Millennium; and

              (v) transfer of the technology shall have been effected within such reasonable period of time as is determined in advance in accordance with the Annual MAGI Research, Development and Technology Transfer Workplan.

       (k) prepare a reasonable and detailed description of the Base Technology Transfer Services and resources to be requested of Millennium with respect to any transfer;

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


       (l) make determinations about the time and amount of Administrative Services, Research Services and Additional Technology Transfer Services, if any, to be requested of Millennium; and

       (m) undertake such other duties or responsibilities assigned to it under this Agreement, delegated to it by the MAGI Oversight Board or agreed to in writing by the Parties.

       SECTION 3.5 DECISION MAKING.

       (a) MAGI OVERSIGHT BOARD DECISIONS. The Parties agree that the objectives of the MAGI Oversight Board will be to resolve all matters as to which the MAGI Oversight Board has decision making authority by consensus. However, in the absence of consensus, the following rules shall apply:

              (i) The agreement of a majority of the members of the MAGI Oversight Board shall be required for the MAGI Oversight Board to take any action, PROVIDED THAT such majority must include at least one (1) representative of each of the Parties (a "Requisite OB Majority"). Any member of the MAGI Oversight Board who is not present at any meeting either in person or by designated alternate may appoint another representative or alternate as his/her proxy to act on his/her behalf on all matters coming to a vote. If the MAGI Oversight Board is unable to reach agreement by a Requisite OB Majority on any issue within its authority, such issue shall be referred to the Executive Officers.

              (ii) It is the intention of the Parties that any issue referred by the MAGI Oversight Board to the Executive Officers shall be resolved by consensus in good faith as soon as practicable but not later than thirty (30) days after its referral. If, however, the Executive Officers are unable to resolve such matters after good faith negotiations, the matter will be resolved by determination of the [**], which resolution shall be final and binding on the Parties; PROVIDED THAT the foregoing shall not apply with respect to Consensus Issues, which shall be subject to Article X.

       (b) JOINT PROGRAM TEAM DECISIONS. The Parties agree that the objectives of the Joint Program Team will be to resolve all matters over which the Joint Program Team has decision making authority by consensus. However, in the absence of consensus, the following rules shall apply:

              (i) The agreement of a majority of the members of the Joint Program Team shall be required for the Joint Program Team to take any action, PROVIDED THAT such majority must include at least one (1) representative of each of the Parties (a

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


"Requisite JPT Majority"). Any member of the Joint Program Team who is not present at any meeting either in person or by designated alternate may appoint another representative or alternate as his/her proxy on his/her behalf on all matters coming to a vote. If the Joint Program Team is unable to reach agreement by a Requisite JPT Majority on any issue within its authority, such issue shall be referred to the MAGI Oversight Board.

              (ii) It is the intention of the Parties that any issue referred by the Joint Program Team to the MAGI Oversight Board shall be resolved by consensus in good faith as soon as practicable but not later than thirty (30) days after its referral. If however, the members of the MAGI Oversight Board are unable to resolve such matters after good faith negotiations, the matter will be resolved by the determination of the Executive Officers. If the Executive Officers are unable, within thirty (30) days of referral from the MAGI Oversight Board, to resolve such matters after good faith negotiations, the matter will be resolved by the determination of [**] which resolution shall be final and binding on the Parties; PROVIDED THAT the foregoing shall not apply with respect to Consensus Issues, which shall be subject to Article X.

       SECTION 3.6 ANNUAL MAGI RESEARCH, DEVELOPMENT AND TECHNOLOGY TRANSFER PLAN. The MAGI Research Program will be conducted in each Contract Year in accordance with the Annual MAGI Research, Development and Technology Transfer Plan. The preparation and modification of the Annual MAGI Research, Development and Technology Transfer Plan shall be the responsibility of the Joint Program Team as set forth in Section 3.4. As soon as practicable, but in no event later than thirty (30) days after the Execution Date, the Joint Program Team shall meet, prepare and submit to the MAGI Oversight Board for its approval the initial Annual MAGI Research, Development and Technology Transfer Plan, which shall be based upon the summary thereof set forth as part of EXHIBIT A hereto. The Joint Program Team will submit the Annual MAGI Research, Development and Technology Transfer Plan for each subsequent Contract Year to the MAGI Oversight Board for adoption no later than ten (10) days prior to the December meeting of the MAGI Oversight Board. The Joint Program Team will update, as appropriate, the Annual MAGI Research, Development and Technology Transfer Plan at its quarterly meetings. The Annual MAGI Research, Development and Technology Transfer Plan shall be consistent with the level of funding and other resources to be provided by Monsanto in accordance with Section 3.8 below.

       SECTION 3.7 MILLENNIUM EMPLOYEES. Millennium agrees and acknowledges that [**]. Such employees will be [**]. Except as

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

set forth in this Section, [**] of any of the [**]. For purposes of this Section 3.7, [**].

       SECTION 3.8 MONSANTO OBLIGATIONS. Monsanto agrees to provide to MAGI all funding and other resources that MAGI reasonably requires, in the sole determination of Monsanto, to conduct research and development pursuant to the MAGI Research Program, to establish the incentive plan set forth below in
Section 3.9, and to otherwise fulfill its obligations under this Agreement.

       SECTION 3.9 EMPLOYEE INCENTIVES. In order to ensure the recruitment and retention of employees of the highest caliber, the MAGI Oversight Board shall recommend to the governing body of MAGI the terms of an incentive plan for its employees which may be in the form of cash, stock, or phantom equity arrangements and shall make annual awards to its employees based upon the achievement of specified performance criteria, which criteria shall include, but not be limited to, the Annual Milestones. The amount of cash and/or number of shares to be reserved for issuance under the plan, and the criteria for making individual awards, will be recommended for consideration by the governing body of MAGI on an annual basis. The Parties recognize that Millennium has an interest in ensuring that meaningful incentive programs are implemented at MAGI inasmuch as a significant portion of its compensation is derived from the achievement of the Annual Milestones, and therefore the setting of such Annual Milestones shall take into consideration the level of such incentives. Accordingly, MAGI and Monsanto agree to consider in good faith recommendations made by Millennium with regard to cash and/or stock incentives to be provided to MAGI employees. Notwithstanding the foregoing, the Parties agree that all final determinations regarding employee incentives shall be made by MAGI in its sole discretion.

       SECTION 3.10 MILLENNIUM SERVICES.

       (a) ADMINISTRATIVE SERVICES. During the Transfer Term, Millennium shall, as provided in the Annual MAGI Research, Development and Technology Transfer Plan, furnish to MAGI the following Administrative Services:

              (i) services regarding the recruitment, hiring and retention of staff and related human resources matters;

              (ii)   services regarding patent filing and prosecution;

              (iii) services relating to the location, negotiation of leases for, and equipping of MAGI facilities;

              (iv) services relating to accounting, purchasing and other financial matters; and

              (v) others as may be determined by the Joint Program Team from time to time.

       (b) RESEARCH SERVICES. During the Transfer Term, Millennium shall, as provided in the Annual MAGI Research, Development and Technology Transfer Plan, furnish to MAGI the following Research Services:

              (i)    performance of research in the Field; and

              (ii) development of Process Technology with primary applications in the Field.

       (c) ADDITIONAL TECHNOLOGY TRANSFER SERVICES. During the Transfer Term, Millennium shall, as set forth in the MAGI Annual Research Development and Technology Transfer Plan and/or as may be determined by the Joint Program Team from time to time, furnish to MAGI the following Additional Technology Transfer
Services:

              (i)    services relating to Software Developments;

              (ii) design, development and manufacture of equipment for use by Monsanto and/or MAGI;

              (iii) other services relating to the transfer or support of Millennium Process Technology and Millennium Product Technology (other than Base Technology Transfer Services); and

              (iv) other services as may be determined by the Joint Program Team from time to time.

       (d) PAYMENT FOR SERVICES. MAGI will pay Millennium for all Administrative Services, Research Services and Additional Technology Transfer Services performed hereunder in accordance with the provisions of Section 5.4.

       SECTION 3.11 DILIGENCE. MAGI shall (a) use reasonable efforts in pursuing and conducting research and development pursuant to the MAGI Research Program; and (b) furnish, maintain and preserve suitable and sufficient laboratory facilities, equipment and personnel for the research and development to be undertaken by MAGI during the Transfer Term. Each Party shall use reasonable efforts to carry out all work done in connection with the MAGI Research Program in compliance with any federal, state or local laws, regulations and guidelines governing the conduct of such work. Millennium shall use reasonable efforts with respect to its performance of the Administrative Services, Research Services, Base Technology Transfer Services and Additional Technology Transfer Services provided to Monsanto and MAGI in Articles III and IV, consistent with general business practices and with the applicable Annual MAGI Research Development and Technology Transfer Plan and Annual Monsanto Technology Transfer Workplan.


                                   ARTICLE IV
                               TECHNOLOGY TRANSFER

       SECTION 4.1 TECHNOLOGY TRANSFER. During the Transfer Term, Millennium will provide the Base Technology Transfer Services set forth in this Article IV to Monsanto and MAGI with respect to the Millennium Process Technology being licensed to Monsanto and MAGI hereunder and the Millennium Product Technology being transferred to MAGI hereunder.

       SECTION 4.2 TECHNOLOGY TRANSFER TO MONSANTO.

       (a) TECHNOLOGY TRANSFER COORDINATING TEAM. As soon as practicable after the Execution Date, Monsanto and Millennium shall establish a Technology Transfer Coordinating Team, comprising three (3) representatives designated by Monsanto and three (3) representatives designated by Millennium; PROVIDED THAT, Monsanto and Millennium may designate an equal number of additional representatives from time to time. Monsanto and Millennium shall each make its initial designation of its representatives not later than thirty (30) days after the Execution Date. The Technology Transfer Coordinating Team shall be responsible for coordinating the transfer to Monsanto of the Millennium Process Technology and the transfer back to Millennium of any Monsanto Improvements to Millennium Process Technology.

       (b) TECHNOLOGY TRANSFER COORDINATING TEAM DECISIONS. Monsanto and Millennium agree that the objective of the Technology Transfer Coordinating Team shall be to resolve all matters by consensus. However, in the absence of consensus, the following rules shall apply:

              (i) The agreement of a majority of the members of the Technology Transfer Coordinating Team shall be required for the Technology Transfer Coordinating Team to take any action (a "Requisite TTCT Majority"). Any member of the Technology Transfer Coordinating Team who is not present at any meeting either in person or by designated alternate may appoint another representative or alternate

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


as his/her proxy on his/her behalf on all matters coming to a vote. If the Technology Transfer Coordinating Team is unable to reach agreement by a Requisite TTCT Majority on any issue within its purview, such issue shall be referred to the Executive Officers.

              (ii) It is the intention of Monsanto and Millennium that any issue referred by the Technology Transfer Coordinating Team to the Executive Officers shall be resolved by negotiation in good faith as soon as practicable but not later than thirty (30) days after its referral. Such resolution, if any, of a referred issue shall be final and binding on Monsanto and Millennium and Monsanto and Millennium shall instruct the members of the Technology Transfer Coordinating Team designated by them to approve such resolution.

              (iii) If the Executive Officers are unable to resolve the issue referred to them by the Technology Transfer Coordinating Team, the matter shall be resolved pursuant to Article X, PROVIDED THAT matters relating to which technologies included in the Millennium Process Technology are to be transferred to Monsanto during the Contract Year (or such other period as may be determined under Section 4.4 with respect to the timing of such technology transfer) shall be resolved by the determination of [**] which resolution shall be final and binding on the Parties.

       (c) MEETINGS. The Technology Transfer Coordinating Team shall meet at least four (4) times per Contract Year. Such meetings shall be held at such times and places as are mutually agreed upon by the Technology Transfer Coordinating Team and may be conducted in person, by telephone or by video conference, provided that at least two meetings per Contract Year shall be in person.

       (d) ANNUAL MONSANTO TECHNOLOGY TRANSFER WORKPLAN. Prior to the commencement of each Contract Year, the Technology Transfer Coordinating Team shall prepare an Annual Monsanto Technology Transfer Workplan setting forth specific tasks and responsibilities relating to the transfer of technology hereunder for such Contract Year. As soon as practicable, but no more than thirty (30) days after the Execution Date, the Technology Transfer Coordinating Team will meet, prepare and submit to Monsanto and Millennium for their approval the initial Annual Monsanto Technology Transfer Workplan, which shall be based upon the summary thereof set forth as part of EXHIBIT A hereto. The proposed Annual Monsanto Technology Transfer Workplan shall be reviewed and approved by Monsanto and Millennium within forty-five (45) days after the Execution Date. The Annual Monsanto Technology Transfer Workplan for each subsequent Contract Year will be submitted by the Technology Transfer Coordinating Team to Monsanto and Millennium for approval. The Technology Transfer Coordinating Team shall update, as appropriate, the Monsanto Technology Transfer Workplan at its quarterly meetings. Each Annual Monsanto Technology Transfer Workplan shall provide for the following, among other things:

              (i) which technologies included in the Millennium Process Technology are to be transferred to Monsanto during the Contract Year and the timing of such transfers;

              (ii) the order and logistics of the transfer of the Millennium Process Technology during the Contract Year to Monsanto and any Monsanto Improvements to Millennium Process Technology to be transferred back to Millennium;

              (iii) a procedure for Monsanto to request the transfer of additional Millennium Process Technology from Millennium during the Contract Year and for Millennium to request the transfer of any additional Monsanto Improvements to Millennium Process Technology from Monsanto during the Contract Year;

              (iv) the actions that Monsanto needs to take prior to commencing the transfer of Millennium Process Technology in order to ensure a successful transfer and that Millennium needs to take prior to the transfer of Monsanto Improvements to Millennium Process Technology in order to ensure a successful transfer;

              (v) the criteria for determining whether a transfer of Millennium Process Technology has been successfully completed, which criteria shall provide, without limitation, that:

                     (A) the transferred technology shall operate at Monsanto in substantially the same manner that it operated at Millennium;

                     (B) substantially similar experiments performed at Monsanto and at Millennium, each using the same transferred technology and identical samples, shall produce substantially the same data and results;

                     (C) any Millennium Process Technology Software which is part of such transferred technology shall provide substantially the same level of functionality that such Millennium Process Technology Software provides to Millennium with respect to the transferred technology;

                     (D) appropriate Monsanto personnel shall have been sufficiently trained by Millennium to use the transferred technology in substantially the manner that such transferred technology is used by Millennium;





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


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                     (E) transfer of the technology shall have been effected within such reasonable period of time as is set forth in the Annual Monsanto Technology Transfer Workplan; and

              (vi) a reasonable and detailed description of the Base Technology Transfer Services (and Additional Technology Transfer Services, if any) and resources to be committed by Millennium with respect thereto.

       SECTION 4.3 TECHNOLOGY TRANSFER TO MAGI.

       (a) JOINT PROGRAM TEAM. The Joint Program Team, established in accordance with Section 3.2(b) above, shall be responsible for coordinating the transfer to MAGI of the Millennium Process Technology and Millennium Product Technology.

       (b) JOINT PROGRAM TEAM DECISIONS. Decisions of the Joint Program Team which cannot be resolved by consensus shall be resolved in accordance with the provisions of Section 3.5 above.

       (c) MEETINGS. Meetings of the Joint Program Team will occur as set forth in Section 3.2(b) above.

       (d) ANNUAL MAGI RESEARCH, DEVELOPMENT AND TECHNOLOGY TRANSFER PLAN. The transfer of technology by Millennium to MAGI will be set forth in the Annual MAGI Research, Development and Technology Transfer Plan described in Section 3.6 above.

       SECTION 4.4 TIMING OF TRANSFER OF TECHNOLOGY. The Parties hereby agree that the timing of the transfer of technology to MAGI and Monsanto hereunder shall be established by the MAGI Oversight Board in the case of transfers to MAGI and by mutual agreement by Millennium and Monsanto in the case of transfers to Monsanto. In the event of disagreements over such timing, such matters shall be resolved pursuant to Article X; PROVIDED THAT (a) with respect to the first Contract Year, the timing of such transfer shall not exceed [**] from the beginning of such Contract Year and (b) with respect to any Contract Year other than the first Contract Year, the timing of such transfer shall not exceed [**] from the beginning of such Contract Year, or in the case of a technology transfer first specified in a quarterly modification to the Annual MAGI Research, Development and Technology Transfer Plan or the Annual Monsanto Technology Transfer Workplan, as the case may be, [**] from the beginning of the applicable calendar quarter. The timing of the transfer of any technology pursuant to this Article IV shall be specifically set forth in the applicable

Annual MAGI Research, Development and Technology Transfer Plan or the Annual Monsanto Technology Transfer Workplan, as the case may be, and Millennium shall use its best efforts to effect such transfer of technology within the timeframe set forth in the applicable plan.

       SECTION 4.5 TECHNOLOGY DISCLOSURE AND UPDATE. Commencing on the Effective Date, and throughout the Transfer Term:

       (a) Millennium and Monsanto will provide to the Technology Transfer Coordinating Team, on a semi-annual basis, confidential updates on the progress of efforts by Millennium to develop additional Millennium Process Technology (which may include a description of available Millennium Research-Stage Process Technology) and of efforts by Monsanto to develop Monsanto Improvements to Millennium Process Technology, in both cases including but not limited to identification of technology which, at the time of such confidential update, the transferring party believes in good faith it could successfully transfer to the receiving party in compliance with this Article IV. Notwithstanding the foregoing, neither Monsanto nor Millennium need disclose to the other any information which it is precluded from disclosing under any agreement or other arrangement with a third party; and

       (b) Millennium and MAGI will provide to the Joint Program Team, on a semi-annual basis, confidential updates on the progress of efforts by Millennium to develop additional Millennium Process Technology (which may include a description of available Millennium Research-Stage Process Technology) and Millennium Product Technology and of efforts by MAGI to develop MAGI Improvements to Millennium Process Technology, MAGI New Process Technology and MAGI Product Technology, in both cases including but not limited to identification of technology which, at the time of such confidential update, the transferring party believes in good faith it could successfully transfer to the receiving party in compliance with this Article IV. Notwithstanding the foregoing, neither Millennium nor MAGI need disclose to the other any information which it is precluded from disclosing under any agreement or other arrangement with a third party.

       SECTION 4.6 TRANSFER DILIGENCE. In addition to the specific requirements of each Annual Monsanto Technology Transfer Workplan and/or Annual MAGI Research, Development and Technology Transfer Plan, as the case may be:

       (a) The Parties shall make available to each other know-how reasonably necessary to use the transferred technology, including but not limited to, methods for preparing, processing and analyzing samples. The recipient Party shall be responsible for the copying of any know-how made available in written form and shall obtain, install or provide at its facilities all Third Party Software and

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

commercially available equipment necessary to receive and operate the transferred technology.

       (b) Millennium shall provide Monsanto and MAGI with training in the use and installation of the transferred technology during its regular business hours. Monsanto and MAGI shall provide personnel with appropriate technical skill to receive such training. The Parties shall cooperate in minimizing the effect of such training on the business operations of the Parties.

       (c) With respect to technology transferred to Monsanto and MAGI hereunder, Millennium shall provide reasonable support services to Monsanto and MAGI as may be specified from time to time by the Technology Transfer Coordinating Team in each Annual Monsanto Technology Transfer Workplan with respect to technology transferred to Monsanto, and by the Joint Program Team, in each Annual MAGI Research, Development and Technology Transfer Plan, with respect to MAGI. Contact person(s) designated by each of the Parties shall be the sole contacts for the coordination, delivery and receipt of the support services, and shall be knowledgeable and trained in the use of transferred technology. In addition to the foregoing, Millennium shall provide to Monsanto and MAGI the specific support services set forth in Section 4.7(d) below with respect to the Millennium Informatics Technology.

       SECTION 4.7 TRANSFER OF MILLENNIUM INFORMATICS TECHNOLOGY.

       (a) INSTALLATION. Millennium agrees to install the Millennium Informatics Technology at [**] (such facilities designated by MAGI and Monsanto, respectively), PROVIDED THAT MAGI and/or Monsanto has purchased and installed the Informatics Platform (including obtaining necessary Third Party Software). Millennium shall have sixty (60) days from the date that such Informatics Platform is installed at Monsanto and MAGI (and Millennium has been notified to this effect) to install the Millennium Informatics Technology. The cost of such initial installation is included in the initial payment set forth in Section 5.1 below; PROVIDED, HOWEVER, that Millennium shall not be under any obligation to acquire or pay for any Third Party Software for Monsanto and MAGI or obtain or pay for any other software required to complete the Informatics Platform. Millennium shall install Upgrades semi-annually as determined by the Technology Transfer Coordinating Team or Joint Program Team, as the case may be, and Monsanto and MAGI shall use their reasonable efforts to enable the installation of Upgrades as soon as available from Millennium.



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
          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

       (b)    ACCEPTANCE.

              (i) Millennium will only be obligated to install the Millennium Informatics Technology at [**]. The Millennium Informatics Technology [**], on the one hand, or [**] on the other hand, as specified in the Annual MAGI Research Development and Technology Transfer Plan and/or the Annual Monsanto Technology Transfer Workplan. If the installation is performed by Millennium, then such services shall constitute Additional Technology Transfer Services.

              (ii) The Technology Transfer Coordinating Team and the Joint Program Team shall each define specific acceptance criteria which will be set forth in the Annual Monsanto Technology Transfer Workplan, in the case of Monsanto, and Annual MAGI Research, Development and Technology Transfer Plan, in the case of MAGI, and which will be used (A) by the Technology Transfer Coordinating Team to determine when each item of Millennium Informatics Technology has been successfully installed at the [**], and is accessible by [**] and approved by the Technology Transfer Coordinating Team, which approval shall not be unreasonably withheld and (B) by the Joint Program Team to determine when each item of Millennium Informatics Technology has been successfully installed at the [**]. In each case, such criteria shall include a requirement that the Millennium Informatics Technology operate at the [**] in a manner substantially the same as it operates at Millennium.

       (d)    SUPPORT, TRAINING AND CONSULTING.

              (i) SUPPORT. Millennium shall provide the support services to Monsanto and MAGI described in this Section 4.7(d) with respect to the Millennium Informatics Technology or such other support services as may be specified by the Technology Transfer Coordinating Team in each Annual Monsanto Technology Transfer Workplan or by the Joint Program Team in the applicable Annual MAGI Research, Development and Technology Transfer Plan.

              (ii) MILLENNIUM MAINTENANCE OBLIGATIONS. Millennium shall provide the following Base Technology Transfer Services for the Millennium Informatics Technology (but not the Third Party Software or the Informatics Platform):

                     A. Problem reporting, tracking and monitoring by a dedicated connection or by encrypted electronic mail via the Internet;

                     B. Reasonable telephone support for problem determination, verification and resolution on a call-back basis during Millennium's normal business hours of 8:30 a.m. to 6:00 p.m. Eastern Standard Time;

                     C. Upgrades installed and in productive use at Millennium which Millennium shall deliver and install in accordance with the instructions of the Technology Transfer Coordinating Team and/or Joint Program Team no more frequently than semi-annually;

                     D.     Training pursuant to subsection 4.7(d)(iv) below;

                     E. Diligent work to promptly resolve defects and errors in the Millennium Informatics Technology or Documentation in accordance with the schedule set forth on EXHIBIT E hereto.

The maintenance and technical support described above shall be provided by Millennium only for the then current release level of the Millennium Informatics Technology unless the maintenance and technical support of an earlier release could be provided by Millennium with substantially the same effort required by Millennium to maintain and support the current version. In addition, in the event that any problem is the result of a derivative work prepared by Monsanto or MAGI, and Millennium elects to provide technical support, then Millennium shall have the right to charge Monsanto and MAGI at Millennium's cost.

              (iii)  MONSANTO AND MAGI OBLIGATIONS.

              Monsanto and MAGI agree:

              A. that the contact persons designated by each of the Parties pursuant to Section 4.6 above shall be the sole contacts for the coordination and receipt of the Base Technology Transfer Services and any Additional Technology Transfer Services, which persons shall be knowledgeable and trained on the Millennium Informatics Technology;

              B. to maintain for the Transfer Term, a dedicated connection or an encrypted electronic mail link-up with Millennium via the Internet and dial-in access for Millennium to the systems of Monsanto and MAGI running the Millennium Informatics Technology in a manner consistent with Monsanto and MAGI's confidentiality obligations to third parties, to enable Millennium to test and verify reported problems;



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



              C. to provide reasonable supporting data to and aid in the identification and correction of reported problems; and

              D. to treat all periodic software Upgrades delivered under this Agreement as Millennium Informatics Technology and as Confidential Information under Article VIII.

              (iv) TRAINING. Millennium shall provide Monsanto and MAGI training in the use and installation of the Millennium Informatics Technology during its regular business hours during the Transfer Term. Monsanto and MAGI shall provide personnel with appropriate technical skills to receive such training. The Parties shall cooperate in minimizing the effect of such training on the business operations of the Parties.

       SECTION 4.8 FUTURE DEVELOPMENTS OF THE MILLENNIUM PROCESS TECHNOLOGY SOFTWARE AND MILLENNIUM INFORMATICS TECHNOLOGY.

       (a) MILLENNIUM DEVELOPMENTS. In the event that MAGI or Monsanto desires any developments of the Millennium Process Technology Software or the Millennium Informatics Technology ("Software Developments"), it shall present a request for such Software Developments to the Joint Program Team or the Technology Transfer Coordinating Team, as the case may be, which shall decide whether Millennium shall undertake such Software Developments (which decision shall be a Consensus Issue). In the event that it is decided by the Joint Program Team or the Technology Transfer Coordinating Team, as the case may be, that Millennium shall undertake such Software Developments, MAGI or Monsanto, as the case may be, and Millennium, shall agree to the specifications, development schedule and payments for such Software Developments which shall then be described in detail in the Annual MAGI Research, Development and Technology Transfer Plan or the Annual Monsanto Technology Transfer Work Plan, as the case may be. Any work undertaken by Millennium pursuant to this Section 4.8(a) shall be deemed to be Additional Technology Transfer Services.

       (b) COLLABORATIVE DEVELOPMENTS. In the event that the Joint Program Team or the Technology Transfer Coordinating Team, as the case may be, decides that MAGI or Monsanto, as the case may be, and Millennium shall collaborate in the development of any future Software Developments (which decision shall be a Consensus Issue), such Software Developments shall, to the extent practicable, be developed by MAGI or Monsanto, as the case may be, and Millennium as separable components ("Components") which may operate with the Millennium Process Technology Software or Millennium Informatics Technology through an application program interface for the Millennium Process Technology Software or Millennium Informatics Technology. Any work undertaken by Millennium pursuant to this


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
          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


Section 4.8(b) shall be deemed to be Additional Technology Transfer Services. MAGI and/or Monsanto shall be responsible for the maintenance and support of any Component developed by MAGI and/or Monsanto unless such Component is part of Millennium's Production Environment (as hereinafter defined). In the event that Millennium decides not to place any Component it develops into its Production Environment, Millennium shall [**] to MAGI or Monsanto pursuant to the license set forth in Section 2.10. If Millennium intends to use a Component it develops in its Production Environment, MAGI and Monsanto shall not [**] (except pursuant to Section 2.10 above) and Millennium shall be responsible for the maintenance and support of such Component pursuant to Section 4.6 of this Agreement. In the event Millennium elects, in its sole discretion, to [**] Millennium Informatics Technology or Millennium Process Technology Software, [**] shall be subject to Section 2.10(c), except that Millennium shall continue to provide support.

       As used herein, "Production Environment" means the hardware and software platforms that are used by Millennium for purposes other than testing or evaluation.

       (c) OWNERSHIP OF SOFTWARE DEVELOPMENTS. Millennium shall own all Software Developments, which shall be deemed to be Millennium Process Technology Software or Millennium Informatics Technology included in Millennium New Process Technology or Millennium Process Technology Improvements, as the case may be. MAGI, Monsanto, and their Affiliates hereby agree to assign to Millennium all rights, title and interest in such Software Developments, including all intellectual property rights therein. If Millennium decides not to place in its Production Environment a Component that is developed by MAGI or Monsanto and not an Improvement, it shall assign back to MAGI or Monsanto, as the case may be, its rights, title and interest in such Component.

       SECTION 4.9 MILLENNIUM RESEARCH-STAGE PROCESS TECHNOLOGY. Each of MAGI and Monsanto shall have the right to request in writing that Millennium transfer to MAGI or Monsanto, as the case may be, Millennium Research-Stage Process Technology that is described in technology updates provided in accordance with the provisions of Section 4.5 or in other disclosures made by Millennium. Millennium shall promptly consider any such request and shall transfer to MAGI or Monsanto, as the case may be, any requested Millennium Research-Stage Process Technology that, in Millennium's reasonable good faith judgment, can be transferred through the exercise of reasonable effort in a time frame consistent with Millennium's other business and scientific commitments. MAGI or Monsanto, as the case may be, shall have the right to practice any Millennium Research-Stage Process Technology transferred to it pursuant to this Section 4.9, PROVIDED THAT Millennium shall not be obligated to provide support for any such transferred technology.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


       SECTION 4.10 TRANSFER OF MAGI AND MONSANTO TECHNOLOGIES TO MILLENNIUM. In connection with the licenses granted by MAGI and Monsanto to Millennium under
Article II, MAGI and/or Monsanto shall use reasonable efforts to facilitate the access by Millennium personnel to technology to be transferred in accordance with the applicable Annual MAGI Research, Development and Technology Transfer Plan and Annual Monsanto Technology Transfer Workplan. Such access shall be sufficient to enable Millennium to transfer and implement the technology. Alternatively, MAGI and/or Monsanto may choose to effect the transfer of such technology to Millennium directly in a manner reasonably sufficient to enable Millennium to implement the technology.


                                    ARTICLE V
                                    PAYMENTS

       SECTION 5.1 INITIAL PAYMENT. On the Effective Date, MAGI or Monsanto shall make a nonrefundable payment to Millennium of Thirty Eight Million Dollars ($38,000,000) in consideration for the transfer and license commencing on such Effective Date of the Millennium Existing Process Technology, Millennium Existing Product Technology and Base Technology Transfer Services associated therewith.

       SECTION 5.2 QUARTERLY PAYMENT. MAGI or Monsanto shall pay to Millennium [**] on or before each of January 15, April 15, July 15 and October 15 in each Contract Year, with the first such payment to be made on January 15, 1998 (for a total of [**] quarterly payments of [**] or an aggregate of Eighty Million Dollars ($80,000,000)) in consideration for the transfer and license of the Millennium New Process Technology, Millennium Process Technology Improvements, Millennium Product Technology (other than Millennium Existing Product Technology) and Base Technology Transfer Services associated therewith. In the event that the Effective Date occurs after January 15, 1998, any payments that otherwise would have been owed prior to the Effective Date shall be paid within ten (10) days after the Effective Date.

       SECTION 5.3 MILESTONE PAYMENTS. MAGI or Monsanto shall make nonrefundable payments (the "Milestone Payments") to Millennium based upon the achievement of the Annual Milestones as follows:

       (a) During each Contract Year, MAGI shall make Milestone Payments based upon the achievement of the Annual Milestones for such Contract Year as set forth in the Annual MAGI Research, Development and Technology Transfer Plan for such Contract Year.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


       (b) The total Milestone Payments payable to Millennium in any Contract Year shall equal (1) [**] if the Annual Milestones are fulfilled in the manner set forth in the Annual MAGI Research Development and Technology Transfer Plan for such Contract Year; or (ii) a lesser amount for partial achievement of such Annual Milestones in the manner set forth set forth in the Annual MAGI Research, Development and Technology Transfer Plan for such Contract Year. In no event shall the Milestone Payments for any Contract Year exceed [**].

       (c)    The Milestone Payments shall be made to Millennium within thirty
(30) days following the date of the quarterly MAGI Oversight Board meeting at which the MAGI Oversight Board makes the determination that such payment is due Millennium based on the complete or partial achievement of Annual Milestone(s) or, if the MAGI Oversight Board is unable to make such determination and the matter is submitted for resolution under Article X, such payment shall be made within thirty (30) days after resolution under Article X.

       SECTION 5.4 PAYMENT FOR SERVICES.

       (a) ADMINISTRATIVE SERVICES. MAGI will pay Millennium [**] Administrative Services performed by Millennium or its Affiliates hereunder based upon a reasonable allocation of [**] will be determined by mutual agreement of the Parties prior to the commencement of the delivery of such Administrative Services pursuant to the terms of the Annual MAGI Research, Development and Technology Transfer Plan.

       (b) RESEARCH SERVICES. MAGI will pay Millennium for all Research Services performed by Millennium or its Affiliates hereunder pursuant to the terms of the Annual MAGI Research, Development and Technology Transfer Plan at a rate of [**] per FTE (the "FTE Rate"). The foregoing FTE Rate shall remain in effect until December 31, 1998. On each January 1 thereafter, the FTE Rate shall be increased by an amount equal to the percentage increase, if any, in the United States Consumer Price Index for All Urban Consumers, Urban Wage Earners and Clerical Workers (or any comparable successor index thereto).

       (c) ADDITIONAL TECHNOLOGY TRANSFER SERVICES. Monsanto and MAGI will pay Millennium [**] Additional Technology Transfer Services, based upon a reasonable allocation of [**] will be determined by mutual agreement of the Parties prior to the commencement of the delivery of such Additional Technology Transfer Services.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


       (d) BILLING. Millennium will provide to Monsanto and/or MAGI, as the case may be, on a monthly basis, an invoice for and accounting of the charges for Administrative Services, Research Services and Additional Technology Transfer Services. Monsanto and/or MAGI will pay all such invoices within [**] after receipt thereof.

       (e) AUDITS BY MONSANTO AND MAGI. Millennium shall keep complete and accurate records of the services which are paid for by Monsanto and/or MAGI pursuant to this Section 5.4 for the latest three years. Monsanto and MAGI will have the right annually at their own expense to have an independent, certified public accountant, selected by Monsanto and/or MAGI and reasonably acceptable to Millennium, review such records in the location(s) where such records are maintained by Millennium upon reasonable notice and during regular business hours and under obligations of strict confidence, for the sole purposes of verifying the basis and accuracy of payments for services rendered by Millennium. Results of such review shall be made available to each Party. If the review reveals that Millennium has overbilled an amount due under this Section 5.4, then Millennium shall promptly refund the appropriate amount to Monsanto and/or MAGI, as the case may be, together with interest calculated in the manner provided in Section 5.7 below. If the overpayment is equal to or greater than five percent (5%) of the total payment that was otherwise due, Monsanto and/or MAGI, as the case may be, shall be entitled to have Millennium pay all of the costs of such review.

       SECTION 5.5 ROYALTY PAYMENTS TO MILLENNIUM. Monsanto shall pay to Millennium royalties as provided in EXHIBIT F.

       SECTION 5.6 ROYALTY REPORTS AND ACCOUNTING.

       (a) ROYALTY REPORTS; ROYALTY PAYMENTS. Monsanto shall deliver to Millennium, within sixty (60) days after the end of each calendar quarter, reasonably detailed written accountings of Monsanto's, its Affiliates' and its sublicensees' sales and other consideration received subject to royalty payments due to Millennium for such quarter. Such quarterly reports shall indicate gross sales on a country-by-country basis and the calculation of royalties from such gross sales. This obligation shall commence with the first calendar quarter in which there is a commercial sale of a royalty-bearing product by Monsanto, its Affiliates or any of its sublicensees. When Monsanto delivers an accounting to Millennium, Monsanto shall also deliver all royalty payments due to Millennium for the calendar quarter. With respect to sales of products invoiced in U.S. Dollars, the sales and royalties payable shall be expressed in U.S. Dollars. With respect to sales of products invoiced in a currency other than U.S. Dollars, the sales and royalties payable shall be expressed in their U.S. Dollar equivalent, calculated using the applicable conversion rates published by the WALL STREET JOURNAL on the last business day of the calendar quarter to which the royalty report relates.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


       (b) AUDITS BY MILLENNIUM. Monsanto shall keep, and shall require its Affiliates and sublicensees to keep, complete and accurate records of the latest three (3) years of sales to which royalties attach. For the sole purpose of verifying royalties payable to Millennium, Millennium shall have the right annually at Millennium's expense (i) in the case of Monsanto and its Affiliates, to retain an independent, certified public accountant, selected by Millennium and reasonably acceptable to Monsanto, and (ii) in the case of sublicensees of Monsanto and its Affiliates, to require that Monsanto retain an independent certified public accountant, selected by Monsanto and reasonably acceptable to Millennium, to review such records in the location(s) where such records are maintained by Monsanto, its Affiliates or its sublicensees upon reasonable notice and during regular business hours and under obligations of strict confidence. Results of such review shall be made available to both Millennium and Monsanto. If the review reflects an underpayment of royalties to Millennium, such underpayment shall be promptly remitted to Millennium, together with interest calculated in the manner provided in Section 5.7 below. If the underpayment is equal to or greater than five percent (5%) of the royalty amount that was otherwise due, Millennium shall be entitled to have Monsanto pay all of the costs of such review.

     SECTION 5.7 CURRENCY AND METHOD OF PAYMENTS; LATE PAYMENTS. All payments under this Agreement shall be made in United States dollars by wire transfer to such bank account as Millennium may designate from time to time within no more than ten (10) days when such payment is due. Any royalty payments due hereunder with respect to sales outside of the United States shall be payable in their U.S. Dollar equivalents, calculated using the applicable conversion rates as published by THE WALL STREET JOURNAL for the last business day of the calendar quarter for which the royalties are payable. Monsanto and/or MAGI, as the case may be, shall pay interest to Millennium on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of the [**], as reported by Millennium's bank from time to time, or the highest rate permitted by applicable law, calculated on the number of days such payment is delinquent.

       SECTION 5.8 TAX WITHHOLDING. Monsanto, MAGI and Millennium shall use all reasonable and legal efforts to reduce tax withholding on payments made to Millennium hereunder. Notwithstanding such efforts, if the Parties conclude that tax withholdings under the laws of any country in the Territory are required with respect to payments to Millennium under Section 5.5, Monsanto or MAGI, as the case may be, shall withhold the required amount and pay it to the appropriate governmental authority. In such a case, Monsanto or MAGI, as the case may be, will promptly provide Millennium with original receipts or other evidence sufficient to allow Millennium to obtain the benefits of such tax withholdings.

       SECTION 5.9 TAX REPORTING. Monsanto, MAGI and Millennium shall treat all payments under Sections 5.2, 5.3, 5.4(b) and 5.4(c) as amounts paid for qualified research under Section 41(b)(3) of the Internal Revenue Code of 1986, or such other section as may become effective after the Effective Date, except to the extent that the Milestone Payments under Section 5.3 are based upon the achievement of an Annual Milestone primarily related to the Millennium Existing Process Technology or the Millennium Existing Product Technology.


                                   ARTICLE VI
         INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

       SECTION 6.1 OWNERSHIP.

       (a)    RESEARCH SERVICE INVENTIONS.

              (i) PRODUCT TECHNOLOGY MAGI shall solely own all Research Service Inventions that constitute Product Technology (the "Research Service Product Technology Inventions") and all such Product Technology shall be deemed to be MAGI Product Technology. In the event that one or more employees of Millennium is an inventor of a Research Service Product Technology Invention, Millennium shall cause such employee(s) to assign all of his/her rights in such invention, including all intellectual property rights therein, to Millennium and, thereafter, Millennium shall assign all such rights to MAGI or Monsanto (as directed in writing by Monsanto).

              (ii)   PROCESS TECHNOLOGY.

                     A. MAGI shall solely own any Research Service Invention that (1) constitutes Process Technology that is not an Improvement and (2) is Predominantly Funded by MAGI (as that term is defined below) (the "MAGI Research Service Process Technology Inventions"), and any such Process Technology shall be deemed to be MAGI New Process Technology. In the event that one or more employees of Millennium is an inventor of a MAGI Research Service Process Technology Invention, Millennium shall cause such employee(s) to assign all of his/her rights in such invention to, including all intellectual property rights therein, to Millennium and, thereafter, Millennium shall assign all such rights to MAGI or Monsanto (as directed in writing by Monsanto). "Predominantly Funded by MAGI" means that MAGI and/or its Affiliates has/have provided fifty-one percent (51%) or more of the funds used in making a Research Service Invention.

                     B. Millennium shall solely own (1) any Research Service Inventions that constitutes Process Technology that is an Improvement and (2) any Research Service Invention that (I) constitutes Process Technology that is not an Improvement to Millennium Process Technology and (II) is not Predominantly

Funded by MAGI ((1) and (2) collectively, the "Millennium Research Service Process Technology Inventions"), and any such Process Technology shall be deemed to be Millennium New Process Technology or Millennium Process Technology Improvements, as the case may be, PROVIDED, HOWEVER, that the practice, pursuant to the licenses granted under Section 2.1, of any such Millennium Process Technology Improvement that was Predominantly Funded by MAGI shall not form the basis for any royalty obligation of MAGI or Monsanto to Millennium under this Agreement. In the event that one or more employees of MAGI or an Affiliate of MAGI is an inventor of a Millennium Research Service Process Technology Invention, MAGI or an Affiliate of MAGI shall cause such employee(s) to assign all of his/her rights in such invention, including all intellectual property rights therein, to MAGI or Monsanto and, thereafter, MAGI or Monsanto shall assign all such rights to Millennium.

       (b)    OTHER INVENTIONS.

              (i) INVENTIONS MADE SOLELY BY A PARTY. Monsanto and MAGI shall solely own all Other Inventions made solely by their respective employees, and Millennium shall solely own all Other Inventions made solely by its employees.

              (ii) JOINT INVENTIONS. All Other Inventions made jointly by employees of Monsanto and/or MAGI, as the case may be, and employees of Millennium (a "Joint Invention") shall be owned jointly by Monsanto or MAGI, as the case may be, and Millennium, PROVIDED, HOWEVER, that (A) with respect to a Joint Invention that constitutes Product Technology with primary applicability in the Field, Millennium shall cause its employee(s) that are inventors of such Joint Invention to assign all of his/her rights in such invention, including all intellectual property rights therein, to Millennium and, thereafter, Millennium shall assign all such rights to Monsanto, and such Product Technology shall be deemed to be MAGI Product Technology, and (B) with respect to a Joint Invention that constitutes Process Technology that is an Improvement, Monsanto or MAGI, as the case may be, shall cause its employee(s) that are inventors of such Joint Invention to assign all of his/her rights in such invention, including all intellectual property rights therein, to Monsanto or MAGI, as the case may be, and thereafter, Monsanto or MAGI, as the case may be, shall assign all such rights to Millennium, and such Process Technology shall be deemed to be Millennium Process Technology Improvements.

       SECTION 6.2 PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.

       (a) MILLENNIUM PATENTABLE INVENTIONS. Millennium shall have the exclusive right and option to file and prosecute any patent applications and maintain any patents that cover Research Service Inventions or Other Inventions solely owned by Millennium, including without limitation inventions that constitute or are deemed to be Millennium Process Technology or Millennium Product Technology.

       (b) MONSANTO AND/OR MAGI PATENTABLE INVENTIONS. Subject to the provisions of Section 6.2 (c), Monsanto and/or MAGI shall have the exclusive right and option to file and prosecute any patent applications and maintain any patents that cover Research Service Inventions or Other Inventions solely owned by Monsanto and/or MAGI, including without limitation inventions that constitute or are deemed to be MAGI Process Technology, MAGI Product Technology or Monsanto Improvements to Millennium Process Technology.

       (c) MONSANTO AND/OR MAGI IMPROVEMENTS. Monsanto and/or MAGI shall have the exclusive right and option to file and prosecute any patent applications and to maintain any patents that cover Research Service Inventions or Other Inventions, solely owned by Monsanto or MAGI, that constitute or are deemed to be Monsanto Improvements to Millennium Process Technology, or MAGI Improvements to Millennium Process Technology; PROVIDED, HOWEVER, that in the event that Monsanto and/or MAGI declines the option to file and prosecute any such patent applications or maintain any such patents, it shall give Millennium reasonable notice to this effect and, thereafter, Millennium may, upon written notice to Monsanto and/or MAGI, file and prosecute such patent applications and/or maintain such patents.

       (d) JOINTLY-OWNED INVENTIONS. Monsanto and/or MAGI shall have the exclusive right and option to file and prosecute any patent applications and to maintain any patents that cover Other Inventions that constitute Product Technology and are jointly owned by Monsanto or MAGI, as the case may be, and Millennium, PROVIDED, HOWEVER, that in the event that Monsanto and/or MAGI declines the option to file and prosecute any such patent applications or maintain any such patents, it shall give Millennium reasonable notice to this effect and thereafter Millennium may, upon written notice to Monsanto and/or MAGI, file and prosecute such patent applications and/or maintain such patents. Millennium shall have the exclusive right and option to file and prosecute any patent applications and to maintain any patents that cover Other Inventions that constitute Process Technology and are jointly owned by Monsanto or MAGI, as the case may be, and Millennium, PROVIDED, HOWEVER, that in the event that Millennium declines the option to file and prosecute any such patent applications or maintain any such patents, it shall give Monsanto and/or MAGI reasonable notice to this effect and, thereafter, Monsanto and/or MAGI may, upon written notice to Millennium, file and prosecute such patent applications and/or maintain such patents.

       (e) EXPLOITATION OF JOINTLY OWNED PATENTS. Subject to (i) the grant of licenses to Monsanto and MAGI and to Millennium, respectively, under Article II,
(ii) the limitations on Millennium's rights in the Field, and (iii) Monsanto's and MAGI's royalty obligation pursuant to Section 5.5, each of the Parties shall be free to exploit jointly owned patents within the Territory without restriction and without payment of any additional compensation to the other Parties.

       (f) COST AND EXPENSES. Each of the Parties shall bear its own costs and expenses in filing, prosecuting and maintaining Patent Rights.

       SECTION 6.3 COOPERATION. Each Party hereby agrees to (a) make available to the other Parties (or to the other Parties' authorized attorneys, agents or representatives), its employees, agents or consultants to the extent reasonably necessary to enable the appropriate Party to file and prosecute patent applications and maintain resulting patents that cover (i) Research Service Inventions, (ii) Joint Inventions, or (iii) Other Inventions that constitute Monsanto Improvements to Millennium Process Technology or MAGI Improvements to Millennium Process Technology (the "Designated Inventions"), and (b) cooperate, if necessary and appropriate, with the other Parties in gaining patent term extensions wherever applicable to Patent Rights that cover Designated Inventions, and (c) cooperate, if necessary and appropriate, with other Parties in the protection of Patent Rights that cover Designated Inventions.

       SECTION 6.4 THIRD PARTY INFRINGEMENT.

       (a) During the Transfer Term and the Extension Period (as defined below), promptly after becoming aware of the reasonable probability of an infringement of Millennium Process Technology Patent Rights and Copyrights in the Field relating to Millennium Process Technology that has been or will be transferred to MAGI or Monsanto pursuant to Article III or IV hereof (referred to as "Transferred Technology Intellectual Property Rights"), Millennium shall provide written notice to MAGI regarding such infringement and shall decide whether to institute an infringement suit or take other appropriate action that it believes is reasonably required to protect the Transferred Technology Intellectual Property Rights in the Field. If Millennium fails to institute such suit or take such other action within ninety (90) days after becoming aware of such infringement, then, during the Transfer Term and the Extension Period, and subject to the conditions set forth below, MAGI shall have the right, at its sole discretion, to institute such suit or take such other appropriate action in the name of either or both Parties. MAGI shall only have the right to institute suit or take such other action in the following circumstances: (i) if MAGI is advised by Monsanto that, in Monsanto's good faith judgment, the infringement of the Transferred Technology Intellectual Property Rights exposes or is likely to expose Monsanto or a Monsanto Affiliate to substantial competition in the Field from products, services or technologies based upon or developed with unlicensed Millennium Process Technology; or (ii) with the prior written consent of Millennium, such consent not to be unreasonably withheld.

       (b) In the event that either Millennium or MAGI take action pursuant to subsection (a) above, the other Parties shall cooperate with the Party so acting to the extent reasonably possible, including the joining of suit if necessary or desirable. MAGI shall not settle or compromise any claim or proceeding relating to Transferred



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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


Technology Intellectual Property Rights in the Field without the prior written consent of Millennium, such consent not to be unreasonably withheld.

       (c) Each Party shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation, proceedings or actions described in this Section 6.4, including, without limitation, the fees and expenses of that Party's counsel, and shall retain any recovery obtained by such Party as a result of any proceeding described in this Section 6.4.

       (d) Following the Extension Period, Millennium shall have the sole right to decide whether to institute an infringement suit or take other appropriate action with respect to an infringement of the Transferred Technology Intellectual Property Rights. With respect to any infringement suit instituted during the Transfer Term or the Extension Period but continuing after expiration of the Expiration Period, the provisions of subsections (a), (b) and (c) of this
Section 6.4 shall continue to be applicable until the conclusion of such suit.

       (e) As used in this Section 6.4, the term "Extension Period" means (i) with respect to infringement of Transferred Technology Intellectual Property Rights by a [**] period commencing as of the expiration of the Transfer Term, and (ii) with respect to infringement of Transferred Technology Intellectual Property Rights by a person or entity that [**] period commencing as of the expiration of the Transfer Term.

       SECTION 6.5 CLAIMED INFRINGEMENT.

       (a) In the event that any of the Parties becomes aware of any claim that the practice of Millennium Process Technology that has been or will be transferred to MAGI or Monsanto pursuant to Article III or Article IV hereof ("Transferred Millennium Process Technology") infringes the intellectual property rights of any third party, such Party shall promptly notify the other Parties (an "Infringement Notice"). However, the provisions of this Section 6.5 shall not apply to Specified Process Technology (as defined below).

       (b) If MAGI, Monsanto and/or their respective Affiliates are named as defendants in any action or proceeding claiming that their practice of Transferred Millennium Process Technology infringes the intellectual property rights of any third party (an "Infringement Proceeding"), and both (i) Millennium elects to defend and indemnify MAGI, Monsanto and their respective Affiliates with respect to the Infringement Proceeding, and (ii) MAGI, Monsanto and their respective Affiliates have not been enjoined by a court of competent jurisdiction from continuing to



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


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


practice the applicable Transferred Millennium Process Technology in the Field, then Millennium shall have the right to control the resolution of the claim(s) and all payment obligations of MAGI, Monsanto and their respective Affiliates to Millennium under this Agreement shall continue in effect without abatement, setoff or reduction. The election of Millennium to defend and indemnify MAGI, Monsanto and their respective Affiliates shall be made in writing by Millennium within thirty (30) days after Millennium receives written notice of the Infringement Proceeding from Monsanto or MAGI.

       (c) If either (i) Millennium does not elect to defend and indemnify MAGI, Monsanto and their respective Affiliates within the 30-day period referred to in subsection (b) with respect to the Infringement Proceeding, or (ii) MAGI, Monsanto and their respective Affiliates have been enjoined by a court of competent jurisdiction from continuing to practice the applicable Transferred Millennium Process Technology in the Field, then [**] (to the extent [**] shall be [**] which they relate to the [**] shall be [**] of the [**] which is the [**] which is the [**]. For purposes of this subsection (c), [**] and the [**] pursuant to [**] of the [**] or, in the event that [**].

       (d) If the claim(s) with respect to an Infringement Proceeding is resolved in such a manner that MAGI, Monsanto or their respective Affiliates incur either a lump-sum or ongoing payment obligation to a third party to continue to practice the Transferred Millennium Process Technology, then MAGI, Monsanto and their respective Affiliates shall have the right to be repaid royalties previously paid to Millennium pursuant to this Agreement and/or offset such payments to third parties against their payment obligations to Millennium under this Agreement, PROVIDED THAT in any quarter, such repayment of royalties and offset shall in no event collectively exceed an amount equal to [**] multiplied by the amount of the payments otherwise due under Section 5.2 for such quarter.

       (e) As used in this Section 6.5, the term "Specified Process Technology" means Millennium Process Technology as to which (i) Millennium has indicated in writing to MAGI and/or Monsanto prior to the transfer thereof pursuant to Articles III or IV that third party licenses are necessary in order to practice the technology, AND (ii) Millennium has, prior to such transfer, obtained, or could obtain if it so chose, such third party licenses on its own behalf. The provisions of subsections (b), (c) and (d) of this Section 6.5, however, shall apply to Specified Process Technology if the claim of infringement is unrelated to the rights that would have been granted pursuant to such third party license as to which Millennium has provided notice under subsection (e)(i).



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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


                                   ARTICLE VII
                             COVENANT NOT TO COMPETE

       SECTION 7.1 GENERAL. Except as provided in Section 2.7, Millennium agrees that during the Transfer Term and for a period of [**] after the expiration of the Transfer Term it will not, and it will cause its Affiliates to not, in either case without the prior written consent of Monsanto:

       (a)    [**] in the [**] which is [**]

       (b)    [**]

       SECTION 7.2 SIGNIFICANT AGRICULTURAL ENTERPRISE. Millennium agrees that for a period of [**] after the expiration of the Transfer Term it will not, and it will cause its Affiliates to not, in either case without the prior written consent of Monsanto, grant to a Significant Agricultural Enterprise a license in the Field to (a) Millennium Process Technology, or (b) Process Technology owned by Millennium or its Affiliates during such [**] period.

       SECTION 7.3 OTHER RESTRICTIONS. Except as provided in Section 2.7, Millennium agrees that during the Transfer Term and for a period of [**] after the expiration of the Transfer Term it will not, and it will cause its Affiliates to not, in either case without the prior written consent of Monsanto, grant a license in the Field to Millennium Process Technology developed or owned by Millennium or its Affiliates during such [**] period.


                                  ARTICLE VIII
                                 CONFIDENTIALITY

       SECTION 8.1 CONFIDENTIAL INFORMATION. All Confidential Information disclosed by a Party to any other Party during the term of this Agreement shall not be used by the receiving Party except in connection with the activities contemplated by this Agreement, shall be maintained in confidence by the receiving Party (except to the extent reasonably necessary for regulatory approval of products developed by Monsanto, MAGI or Millennium or any of their respective Affiliates), and shall not otherwise be disclosed by the receiving Party to any other person, firm, or agency, governmental or private, without the prior written consent of the disclosing Party,


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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


except to the extent that the Confidential Information (as determined by competent documentation):

       (a) was known or used by the receiving Party prior to its date of disclosure to the receiving Party; or

       (b) either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party by sources other than the disclosing Party rightfully in possession of the Confidential Information; or

       (c) either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public (including information known to the public through the sale of products in the ordinary course of business) through no fault or omission on the part of the receiving Party or its sublicensees; or

       (d) is independently developed by or for the receiving Party without reference to or reliance upon the Confidential Information; or

       (e) is required to be disclosed by the receiving Party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, PROVIDED THAT the receiving Party provides prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure,

PROVIDED THAT, specific information shall not be deemed to be within any of these exclusions merely because it is embraced by more general information falling within these exclusions.

       SECTION 8.2 EMPLOYEE AND ADVISOR OBLIGATIONS. Millennium, Monsanto and MAGI each agree that they shall provide Confidential Information received from any of the other Parties only to their respective employees, consultants and advisors, and to the employees, consultants and advisors of such Party's Affiliates, who have a need to know and have an obligation to treat such information and materials as confidential.

       SECTION 8.3 TERM. All obligations of confidentiality imposed under this
Article VIII shall [**] following termination or expiration of this Agreement.





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


                                   ARTICLE IX
                              TERM AND TERMINATION

       SECTION 9.1 TERM. This Agreement becomes effective as of the Effective Date, may be terminated as set forth in this Article IX, and otherwise remains in effect until the expiration of Monsanto's obligations to pay royalties.

       SECTION 9.2 SURVIVAL OF LICENSES UPON EXPIRATION. Upon the expiration of this Agreement the licenses granted pursuant to this Agreement shall be deemed to be fully paid-up.

       SECTION 9.3 TERMINATION FOR MATERIAL BREACH. Upon any material breach of this Agreement by Monsanto or MAGI, on the one hand, or Millennium, on the other hand (in such capacity, the "Breaching Party"), the other Party or Parties (in such capacity, the "Non-Breaching Party") may terminate this Agreement by ninety
(90) days' written notice to the Breaching Party, specifying the material breach. The termination becomes effective at the end of the ninety (90) day period unless (i) the Breaching Party cures such breach during such ninety (90) day period, or (ii) if such breach is not susceptible to cure within ninety (90) days of the receipt of written notice of the breach, the Breaching Party is diligently pursuing a cure (unless such breach, by its nature, is incurable, in which case the Agreement may be terminated immediately). The Parties will use reasonable efforts to work together to cure any breach.

       SECTION 9.4 RIGHTS UPON TERMINATION FOR MATERIAL BREACH. If the Non-Breaching Party terminates this Agreement pursuant to Section 9.3 following a material breach by the Breaching Party:

       (a) all payment obligations under Article V shall cease, except as otherwise specifically provided herein;

       (b)    in the event that the Breaching Party is Millennium:

              (i) Monsanto and MAGI shall retain their respective non-royalty-bearing and royalty-bearing licenses granted to them by Millennium with respect to Millennium Process Technology and Millennium Product Technology transferred to them up to the date of such termination, as set forth in
                     Article II, subject to the continued payment of all applicable amounts previously earned under Sections 5.2,
                     5.3 and 5.4 as of the effective date of termination and all amounts due or to become due under Section 5.5 hereof, PROVIDED THAT except as provided in Section 16.2, without limiting such other remedies as may be available, such payments shall be subject to reduction to reflect the nature of the



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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


                     breach and the damages caused thereby, such reduction to be agreed upon in good faith by the Parties or, if the Parties are unable to reach such agreement, pursuant to the provisions of Article X;

              (ii) Monsanto and MAGI will be under no further obligation to grant licenses back to Millennium pursuant to Article II, but Millennium will retain the royalty-free licenses granted back to it by Monsanto and MAGI up to the date of such termination;

              (iii) Monsanto and MAGI will have no access or rights to Millennium Process Technology or Millennium Product Technology developed, acquired or otherwise controlled by Millennium from and after the date of such termination; and

              (iv) Millennium will have no access or rights to MAGI Process Technology, MAGI Product Technology or Monsanto Improvements to Millennium Process Technology developed, acquired or otherwise controlled by MAGI or Monsanto, as the case may be, from and after the date of such termination.

       (c)    in the event that the Breaching Party is Monsanto or MAGI:

              (i) Monsanto and MAGI shall [**] with respect to [**] to the [**] subject to the [**] as of the [**];

              (ii)   [**] during the [**] which would [**];

              (iii)  Monsanto and MAGI will [**] by Monsanto and MAGI [**];

              (iv)   Monsanto and MAGI will [**];

              (v)    Millennium will [**] as the case may be, [**]; and

              (vi) [**] Monsanto shall [**] including but not limited to [**] by the Parties or, if the Parties are [**].

       SECTION 9.5 TERMINATION UPON CHANGE OF CONTROL. If a Change in Control occurs during the Transfer Term, Monsanto may, at its sole discretion, elect to terminate this Agreement by giving Millennium written notice within one hundred



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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


eighty (180) days after receipt of notice of such Change of Control, such termination to be effective sixty (60) days after provision of written notice of termination.

       SECTION 9.6 RIGHTS UPON TERMINATION DUE TO CHANGE OF CONTROL. Upon termination pursuant to Section 9.5:

       (a) all payment [**] with respect to [**] except as otherwise specifically provided herein;

       (b)    Monsanto and MAGI shall [**] with respect to [**] to the [**];

       (c)    Monsanto and MAGI will [**];

       (d)    Millennium will [**] as the case may be, [**];

       (e)    Monsanto and MAGI will [**] by Monsanto and MAGI [**] and

       (f) Monsanto will [**] this Agreement [**]. However, Monsanto will [**] this Agreement [**].

       SECTION 9.7 TERMINATION UPON MILLENNIUM CEASING CERTAIN ACTIVITIES. During the Transfer Term, in the event that Millennium and its Affiliates (other than MBIO), taken as a whole, cease to be [**], Monsanto and MAGI shall have the right to terminate this Agreement by providing Millennium with ninety (90) days notice of such termination.

       SECTION 9.8 RIGHTS UPON TERMINATION UNDER SECTION 9.7. Upon termination pursuant to Section 9.7:

       (a) all payment obligations under Article V shall cease, except with respect to applicable amounts previously earned as of the effective date of termination under Sections 5.2, 5.3 and 5.4 and except as otherwise specifically provided herein;


       (b) Monsanto and MAGI shall retain their respective non-royalty-bearing and royalty-bearing licenses granted to them by Millennium with respect to Millennium Process Technology and Millennium Product Technology transferred to them up to the date of such termination;





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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


       (c) Monsanto and MAGI will have no access or rights to Millennium Process Technology or Millennium Product Technology developed, acquired or otherwise controlled by Millennium from and after the date of such termination;

       (d) Millennium will have no access or rights to MAGI Process Technology, MAGI Product Technology or Monsanto Improvements to Millennium Process Technology developed, acquired or otherwise controlled by MAGI or Monsanto, as the case may be, from and after the date of such termination;

       (e) Monsanto and MAGI will be under no further obligations to grant licenses back to Millennium pursuant to Article II but Millennium will retain the royalty-free licenses granted back to it by Monsanto and MAGI up to the date of such termination;

       (f)    Monsanto will have no obligation to make royalty payments under
Section 5.5 if Monsanto or MAGI elects to terminate this Agreement pursuant to
Section 9.7 within the [**]. However, Monsanto will remain obligated to pay all royalties due pursuant to Section 5.5 if Monsanto or MAGI elects to terminate this Agreement pursuant to Section 9.7 [**].

       SECTION 9.9 TERMINATION UPON HSR DENIAL. The Agreement shall immediately terminate in the event that either (a) the FTC and/or the DOJ shall seek a preliminary injunction under the HSR Act against Millennium and Monsanto to enjoin the transaction contemplated by this Agreement, or (b) the HSR Clearance Date shall not have occurred on or prior to March 31, 1998.

       SECTION 9.10 RESIDUAL RIGHTS. Upon expiration or early termination of this Agreement, except as specifically provided herein to the contrary, all rights and obligations of the Parties shall cease, except as follows:

       (a) Obligations to pay royalties and other sums accruing hereunder up to the date of expiration or termination;

       (b)    The rights and obligations set forth in Article VII;

       (c)    The obligations regarding confidentiality as set forth in Article
VIII;

       (d)    All obligations for record keeping and accounting reports;

       (e) The Parties' right to inspect books and records of each other as set forth in Article V, which right shall continue in full force and effect for three (3) years


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following the expiration of the Parties' obligation under this Agreement to keep such books and records;

       (f) The Parties' rights with respect to the ownership of intellectual property as set forth in Article VI;

       (g) Obligations of defense and indemnity, which obligations shall continue in full force and effect for an unlimited period; and

       (h) Except as provided in Section 16.2, any cause of action or claim of Millennium, Monsanto or MAGI accrued or to accrue because of any breach or default by any other Party hereunder.


                                    ARTICLE X
                               DISPUTE RESOLUTION

       SECTION 10.1 GENERAL. Any controversy, claim or dispute arising out of or relating to this Agreement shall be settled, if possible, through good faith negotiations between the Parties. If, however, the Parties are unable to settle such dispute after good faith negotiations, the matter shall be referred to the Executive Officers to be resolved by negotiation in good faith as soon as is practicable but in no event later than thirty (30) days after referral. Such resolution, if any, of a referred issue shall be final and binding on the Parties.

       SECTION 10.2 INDEPENDENT EXPERTS. Each Executive Officer shall have the right to engage the services of any number of independent experts in the field in question (the individual so engaged by each Executive Officer to be reasonably acceptable to the other Executive Officers in terms of independence and expertise and shall be engaged under obligations of confidentiality) to assist the Executive Officer in making a joint determination in the best interests of the collaboration, and each Executive Officer shall be obligated to consider in good faith the analyses and opinions of any such independent experts engaged by either of them in making a determination.

       SECTION 10.3 FAILURE OF EXECUTIVE OFFICERS TO RESOLVE DISPUTE. If the Executive Officers are unable to settle the dispute after good faith negotiation in the manner set forth above, then with respect to (a) Consensus Issues, the dispute will be referred to a neutral party for resolution in accordance with
Section 10.4, which resolution shall be final and binding upon the Parties, (b) disputes (other than with respect to Consensus Issues) arising out of the failure of the MAGI Oversight Board, the Joint Program Team and/or the Technology Transfer Coordinating Team, to achieve a Requisite OB Majority, Requisite JPT Majority or Requisite TTCT Majority, respectively on any matter presented to such body, the dispute will be resolved in good faith by Monsanto, which resolution shall be final and binding upon the Parties



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


and (c) all other disputes arising out of this Agreement and not covered by (a) or (b), such disputes will be referred to a neutral party for resolution in accordance with Section 10.4, which resolution shall be final and binding upon the Parties.

       SECTION 10.4 ALTERNATIVE DISPUTE RESOLUTION. If the matter has not been resolved by the Executive Officers within thirty (30) days of referral in accordance with Section 10.1, or if the Executive Officers fail to meet within such thirty (30) days, a Party may initiate an Alternative Dispute Resolution ("ADR") proceeding as provided herein. The Parties shall have the right to be represented by counsel in such a proceeding.

       (a) To begin an ADR proceeding, a Party shall provide written notice to the other Party or Parties of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other Parties may, by written notice to the Party initiating the ADR, add additional issues to be resolved within the same ADR.

       (b) Within twenty-one (21) days following receipt of the original ADR notice, the Parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the Parties are unable to agree on a mutually acceptable neutral within such period, a Party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

              (i) The CPR shall submit to the Parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director or shareholder of a Party or any of their Affiliates.

              (ii) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

              (iii) Each Party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a Party believes a conflict of interest exists regarding any of the candidates, that Party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any Party failing to return a list of preferences on time shall be deemed to have no order of preference.

              (iv) If the Parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom Monsanto and MAGI on the one hand, and Millennium on the other hand, have indicated the greatest preference. If a tie should


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


result between two candidates, the CPR may designate either candidate. If the Parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the Parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subsection b(i)-(iv) shall be repeated.

       (c)    No earlier than twenty-eight (28) days or later than fifty-six
(56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the Parties. The ADR proceeding shall take place at a location agreed upon by the Parties. If the Parties cannot agree, the neutral shall designate a location other than the principal place of business of either Party or any of their Affiliates.

       (d) At least seven (7) days prior to the hearing, each Party shall submit the following to the other Party and the neutral:

              (i) a copy of all exhibits on which such Party intends to rely in any oral or written presentation to the neutral;

              (ii) a list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

              (iii) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

              (iv) a brief in support of such Party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

       Consistent with subsections d(i)-(iv), the arbitrator shall establish the rules for discovery, including depositions, interrogatories, requests for admissions, or production of documents.

       (e) The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

              (i) Each Party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each Party has had the five (5) hours to which it is entitled.



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              (ii)   Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

              (iii) The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding Party. The responding Party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

              (iv) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

              (v) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

       (f) Within seven (7) days following completion of the hearing, each Party may submit to the other Party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

       (g) The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the Parties on each disputed issue but may adopt one Party's proposed rulings and remedies on some issues and the other Party's proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

       (h) The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing Party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

              (i) If the neutral rules in favor of one Party on all disputed issues in the ADR, the losing Party shall pay 100% of such fees and expenses.

              (ii) If the neutral rules in favor of one Party on some issues and the other Party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the Party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

       (i) The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

       (j) Except as provided in subsection (i) or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

       SECTION 10.5 NO LIMITATION. Notwithstanding the foregoing, nothing in this Article shall be construed as limiting in any way the right of a Party to seek injunctive or other equitable relief from a court of competent jurisdiction with respect to any actual or threatened breach of this Agreement.


                                   ARTICLE XI
                         REPRESENTATIONS AND WARRANTIES

       SECTION 11.1 REPRESENTATION OF AUTHORITY; CONSENTS. Millennium, Monsanto and MAGI each represent and warrant to the other Parties that as of the Execution Date it has full right, power and authority to enter into this Agreement, this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms, and all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been and shall be obtained except with respect to FTC clearance pursuant to the HSR Act.

       SECTION 11.2 NO CONFLICT. Each Party represents to the other Parties that notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate such Party's Articles of Incorporation and Bylaws or any requirement of applicable laws or regulations and (b) do not and shall not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation of such Party.




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


       SECTION 11.3 KNOWLEDGE OF PENDING OR THREATENED LITIGATION. Each Party represents and warrants to the other Parties that there is no claim, investigation, suit, action or proceeding pending or, to the knowledge of such Party, expressly threatened, against such Party before or by any governmental entity or arbitrator that, individually or in the aggregate, could reasonably be expected to (i) have a material adverse effect on such Party, (ii) materially impair the ability of such Party to perform any obligation under this Agreement or (iii) prevent or materially delay or alter the consummation of any or all of the transactions contemplated hereby.

       SECTION 11.4 EMPLOYEE AND CONSULTANT OBLIGATIONS. Each Party represents and warrants that all of its employees, officers, and consultants have executed agreements or have existing obligations under law requiring, in the case of employees and officers, assignment to such Party of all inventions made during the course of and as the result of their association with such Party and, in the case of employees, officers and consultants, obligating the individual to maintain as confidential such Party's Confidential Information as well as confidential information of a third party which such Party may receive, to the extent required to support such Party's obligations under this Agreement.

       SECTION 11.5 FULL DISCLOSURE. Each Party has disclosed to the other Parties in good faith, all material information such Party believes is relevant to the subject matter of this Agreement, and to such Party's ability to observe and perform its obligations hereunder.

       SECTION 11.6 RESTRICTIONS ON SUBLICENSEES. Set forth on EXHIBIT G is a list of each license from a third party to Millennium which restricts Millennium's rights to sublicense Millennium Existing Process Technology or Millennium Existing Product Technology.

       SECTION 11.7 INTELLECTUAL PROPERTY. Millennium represents and warrants to Monsanto and MAGI that as of the Execution Date:t

              (i) it is not aware of any claim made against it asserting the invalidity, misuse, unregistrability, unenforceability or non-infringement of any of its intellectual property which is the subject of this Agreement (the "Intellectual Property") or challenging its right to use or ownership of any of the Intellectual Property or making any adverse claim of ownership thereof;

              (ii) it is not aware of any pending or threatened claim or litigation which alleges that Millennium's activities to date relating to the Intellectual Property have violated, or by conducting its business as currently proposed to be conducted hereunder would violate, the intellectual property rights of any other person;

              (iii) to the best of Millennium's knowledge, there has been no infringement or misappropriation by a third party of any of the Intellectual Property;

              (iv) to Millennium's knowledge, its activities to date have not infringed or, by conducting its business as proposed to be conducted hereunder would not infringe, any of the intellectual property rights of any other person.; and

              (v) all Millennium Process Technology Patent Rights or Millennium Product Technology Patent Rights are owned by Millennium or its Affiliates or, to Millennium's knowledge, are validly licensed to Millennium or its Affiliates, provided, however, that in no event shall this subsection (v) be interpreted as a representation or warranty that the Millennium Process Technology or Millennium Product Technology does not infringe or misappropriate intellectual property rights of any third party.

       SECTION 11.8 DISCLAIMER OF WARRANTY. Nothing in this Agreement shall be construed as a representation made or warranty given by any Party hereto that any patents will issue based on pending applications or that any such pending applications or patents issued thereon will be valid or that any Millennium Process Technology Software or Millennium Informatics Technology will be operated without interruption or will be error-free. In addition, the Parties acknowledge that, notwithstanding any other provision of this Agreement, THE MILLENNIUM RESEARCH STAGE PROCESS TECHNOLOGY IS LICENSED OR TRANSFERRED, TO MONSANTO OR MAGI, RESPECTIVELY, AS IS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH OF THE PARTIES EXPRESSLY DISCLAIM, WAIVE, RELEASE RENOUNCE ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

       SECTION 12.1 PRODUCT LIABILITY INDEMNIFICATION.

       (a) MONSANTO AND MAGI. Monsanto and MAGI agree to defend Millennium and its Affiliates at their respective costs and expense, and will indemnify and hold Millennium and its Affiliates and their respective directors, officers, employees and agents (the "Millennium Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim relating to (i) any breach by Monsanto or MAGI of any of their respective representations, warranties or obligations pursuant to this Agreement or (ii) personal injury from the development, manufacture, use, sale or other disposition of any product or service offered by Monsanto and/or MAGI and/or their respective licensees or collaborators. In the event of any such claim against the Millennium Indemnified Parties by any third party, Millennium shall promptly notify Monsanto and MAGI in writing of the claim and Monsanto and MAGI shall manage and control, at their sole expense, the defense of the claim and its settlement. The Millennium Indemnified Parties shall cooperate with Monsanto and MAGI and may, at their option and expense, be represented in any such action or proceeding. Monsanto and MAGI shall not be liable for any litigation costs or expenses incurred by the Millennium Indemnified Parties without Monsanto's and MAGI's prior written authorization. In addition, Monsanto and MAGI shall not be responsible for the indemnification of any Millennium Indemnified Party arising from any negligent or intentional acts by such party.

       (b) MILLENNIUM. Millennium agrees to defend Monsanto, MAGI and their Affiliates at its cost, and will indemnify and hold Monsanto and MAGI and their Affiliates and their respective directors, officers, employees and agents (the "Monsanto/MAGI Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim relating to (i) any breach by Millennium of any of its representations, warranties or obligations pursuant to this Agreement or (ii) personal injury from the development, manufacture, use, sale or other disposition of any product or service offered by Millennium or its licensees or collaborators. In the event of any claim against the Monsanto/MAGI Indemnified Parties by any third party, Monsanto and/or MAGI, as the case may be, shall promptly notify Millennium in writing of the claim and Millennium shall manage and control, at its sole expense, the defense of the claim and its settlement. The Monsanto/MAGI Indemnified Parties shall cooperate with Millennium and may, at their option and expense, be represented in any such action or proceeding. Millennium shall not be liable for any litigation costs or expenses incurred by the Monsanto/MAGI Indemnified Parties without Millennium's prior written authorization. In addition, Millennium shall not be responsible for the indemnification of any Monsanto/MAGI Indemnified Party arising from any negligent or intentional acts by such party.

       SECTION 12.2 GOVERNING LAW. This Agreement shall be construed and the respective rights of the Parties hereto determined according to the substantive laws of the State of New York notwithstanding the provisions governing conflict of laws under such New York law to the contrary, except matters of intellectual property law which shall be determined in accordance with the national intellectual property laws relevant to the intellectual property in question.

       SECTION 12.3 ASSIGNMENT. Neither Millennium, on one hand, nor Monsanto or MAGI, on the other hand, may assign this Agreement in whole or in part without the consent of the other, except if such assignment occurs in connection with the sale or transfer of all or substantially all of the business and assets of Millennium, on the one hand, or Monsanto or MAGI, on the other, to which the subject matter of this

Agreement pertains. Notwithstanding the foregoing, any Party may assign its rights (but not its obligations) pursuant to this Agreement in whole or in part to an Affiliate of such Party.

       SECTION 12.4 AMENDMENTS. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all previous arrangement with respect to the subject matter hereof, whether written or oral. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

       SECTION 12.5 NOTICES.

       Notices to Millennium shall be addressed to:

                  Millennium Pharmaceuticals, Inc.
                  238 Main Street
                  Cambridge, Massachusetts 02139-4815

                  Attention: Chief Executive Officer

                  Facsimile No.: (617) 621-0264

with a copy to:

                  Attention: Legal Department

       Notices to Monsanto and MAGI shall be addressed to:

                  Monsanto Company
                  800 North Lindbergh Blvd.
                  St. Louis, Missouri 63167

                  Attention: Office of General Counsel

                  Facsimile No.: (314) 694-6399

       Any Party may change its address by giving notice to the other Parties in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, or (c) sent by facsimile transmission, in each case properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by the Party receiving the same.

       SECTION 12.6 FORCE MAJEURE. No failure or omission by the Parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the Parties, including, but not limited to, the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.

       SECTION 12.7 PUBLIC ANNOUNCEMENTS. Any announcements or similar publicity with respect to the execution of this Agreement shall be agreed upon among the Parties in advance of such announcement. All Parties understand that this Agreement is likely to be of significant interest to investors, analysts and others, and that any of the Parties therefore may make such public announcements with respect thereto. The Parties agree that any such announcement will not contain confidential business or technical information and, if disclosure of confidential business or technical information is required by law or regulation, will make reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency or group. Each Party agrees to provide to the other Parties a copy of any public announcement as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party shall provide the other with an advance copy of any press release at least five
(5) business days prior to the scheduled disclosure. Each Party shall have the right to expeditiously review and recommend changes to any announcement regarding this Agreement or the subject matter of this Agreement. Except as otherwise required by law, the Party whose press release has been reviewed shall remove any information the reviewing Party reasonably deems to be inappropriate for disclosure.

       SECTION 12.8 INDEPENDENT CONTRACTORS. It is understood and agreed that the relationship between the Parties hereunder is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Millennium, on the one hand, or Monsanto or MAGI, or the other hand, to act as agent for the other. Members of the Joint Program Team, MAGI Oversight Board and Technology Transfer Coordinating Team shall be, and shall remain, employees of Millennium, Monsanto or MAGI, as the case may be. No Party shall incur any liability for any act or failure to act by members of the MAGI Oversight Board, the Joint Program Team or the Technology Transfer Coordinating Team who are employees of any other Party.

       SECTION 12.9 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against any Party.

       SECTION 12.10 HEADINGS. The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

       SECTION 12.11 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of Millennium, on the one hand, or Monsanto or MAGI, on the other hand, to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

       SECTION 12.12 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Millennium, Monsanto and MAGI hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

       SECTION 12.13 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

       SECTION 12.14 NO THIRD PARTY BENEFICIARIES. No person or entity other than Monsanto, MAGI, Millennium and their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.


                                  ARTICLE XIII
                                   HSR FILING

       As soon as practicable after the Execution Date, each of Monsanto and Millennium shall promptly file any Notification and Report Forms and related materials that either such Party may be required to file with the FTC and the DOJ under the HSR Act, shall use its best efforts to obtain an early termination of the applicable waiting period, and shall promptly make any further filings or information submissions pursuant thereto, or responses to requests to additional information thereunder, that may be necessary, proper or advisable.


                                   ARTICLE XIV
                              GUARANTEE BY MONSANTO

       Monsanto hereby agrees to guarantee the payment obligations of MAGI under this Agreement.


                                   ARTICLE XV
                           EXTENSION OF TRANSFER TERM

The Parties acknowledge that they may find it to be mutually beneficial to continue the relationship established by this Agreement after the termination of the Transfer Term. Consequently, the Parties hereby agree to negotiate in good faith, prior to six (6) months before the expiration of the Transfer Term, whether or not to extend the Transfer Term on terms and conditions that are mutually acceptable to the Parties.


                                   ARTICLE XVI
                              ADDITIONAL COVENANTS

       SECTION 16.1 INTELLECTUAL PROPERTY. Millennium hereby covenants and agrees that during the Transfer Term, it shall promptly notify Monsanto and MAGI in writing if it becomes aware of:

       (a) any claim made against it asserting the invalidity, misuse, unregistrability, non-infringement or unenforceability of any of the Intellectual Property or challenging its right to use or ownership of any of the Intellectual Property or any other adverse claim of ownership thereof; or

       (b) any pending or threatened claim or litigation which alleges Millennium's activities relating to the Intellectual Property have violated, or the conduct of its business as conducted hereunder have violated, the intellectual property rights of any other person.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


       SECTION 16.2 FUNCTIONALITY OF TRANSFERRED TECHNOLOGY. Millennium agrees to ensure that the technology transferred to MAGI and/or Monsanto pursuant to this Agreement [**] (or in the case of Millennium Process Technology Software and Millennium Informatics Technology, [**] to MAGI and/or Monsanto, as applicable, [**]). In addition, (a) if Millennium uses its best efforts [**],
(b) such circumstance constitutes a material breach of this Agreement, and (c) as a result thereof, MAGI or Monsanto terminates the Agreement pursuant to
Section 9.3, then the provisions of Article IX shall apply except that in no event shall MAGI and/or Monsanto seek or be awarded any monetary award from Millennium as a result of such breach. Notwithstanding the foregoing, it shall not be a breach of this Section 16.2 in the [**], but Millennium [**] resolved in accordance with the applicable Annual MAGI Research, Development and Technology Transfer Plan and Annual Monsanto Technology Transfer Workplan.

       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


                              MILLENNIUM PHARMACEUTICALS, INC.


                              By: /s/ Steven H. Holzman
                                  ------------------------------------
                                  Title: Chief Business Officer



                              MONSANTO COMPANY


                              By: /s/ [Illegible]
                                  ------------------------------------
                                  Title: President



                              MONSANTO AGRICULTURAL GENOMICS II LLC

                              By:  /s/ G. [Illegible]
                                  ------------------------------------
                                  Title: President

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT A


                Summary of Annual MAGI Research, Development and
                 Technology Transfer Plan and Summary of Annual
                      Monsanto Technology Transfer Workplan




                                      [**]

                                    EXHIBIT B

                                CONSENSUS ISSUES


Consensus Issues means the following:

1. The determination of the Annual MAGI Research, Development and Technology Transfer Plan and the Annual Monsanto Technology Transfer Workplan, PROVIDED THAT (a) the determination of which aspects of the Millennium Process Technology and/or Millennium Product Technology to be transferred in any Contract Year other than the first Contract Year, and (b) the objectives of the MAGI Research Program, shall NOT be Consensus Issues;

2. The determination of the Administrative Services, Research Services, Planned Technology Services and Additional Technology Transfer Services to be provided by Millennium in each Contract Year, PROVIDED THAT the determination of which technologies included in the Millennium Process Technology and/or Millennium Product Technology to be transferred in any Contract Year other than the first Contract Year shall NOT be a Consensus Issue;

3. The determination of the extent to which the Annual Milestones have been achieved;

4. The MAGI Improvements to Millennium Process Technology, MAGI New Process Technology, MAGI Product Technology and Monsanto Improvements to Millennium Process Technology anticipated to be transferred back to Millennium;

5.     The determination of ownership pursuant to Article VI; and

6.     Issues arising under Section 4.8 of this Agreement.

                                    EXHIBIT C


                                EXISTING LICENSES


Collaboration Agreement by and between Hoffmann-La Roche Inc. and Millennium Pharmaceuticals, Inc., dated March 25, 1994. (Product Technology)

Collaborative Research Agreement by and between Pfizer Inc. and Myco Pharmaceuticals Inc. (the predecessor in interest to Millennium Pharmaceuticals Inc.), dated January 1, 1995. (Product and Process Technology)

Research and License Agreement by and between Eli Lilly and Company and Millennium Pharmaceuticals, Inc., dated October 2, 1995. (Process and Product Technology)

Research and License Agreement by and between Astra AB and Millennium Pharmaceuticals, Inc., dated December 9, 1995. (Process and Product Technology)

Research and License Agreement by and between Eli Lilly and Company and Millennium Pharmaceuticals, Inc., dated March 31, 1996. (Product Technology)

Bioinformatics Access and License Agreement by and between American Home Products Corporation and Millennium Pharmaceuticals, Inc., effective as of August 1, 1996. (Process Technology)

CNS Research, Collaboration and License Agreement by and between American Home Products Corporation and Millennium Pharmaceuticals, Inc., effective as of August 1, 1996 (Product Technology)

Transcriptional Profiling Technology Access and License Agreement by and between American Home Products Corporation and Millennium Pharmaceuticals, Inc., effective as of August 1, 1996 (Process Technology)

Collaborative Research and License Agreement by and between American Home Products Corporation, represented by its Wyeth-Ayerst Laboratories Division and Millennium Pharmaceuticals, Inc., dated as of November 1, 1996 (Product and Process Technology)

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT D


                               PROCESS TECHNOLOGY


[**]:                           [**] and [**].

[**]:                           including [**].

[**]:                           including [**], and by [**].

[**]:                           including [**] for the [**].

[**]:                           including [**] for [**]targets.

[**]: including [**] the [**] of the types listed above.

[**]:                           [**] for the [**] of the type listed above.

[**]:                           [**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                    EXHIBIT E


       MILLENNIUM INFORMATICS TECHNOLOGY SUPPORT AND MAINTENANCE SCHEDULE



Error Priority (1)              Response (2)               Closure (3)
--------------                  --------                   -------

Emergency (A)                       [**]                       [**]
Critical (B)                        [**]                       [**]
Non-Critical (C)                    [**]                       [**]

                (1)     Error Priority:


                        -A- Catastrophic product or module failures that do not have a viable detour or work around available.

                        -B- Problems that have been substantiated as resulting in substantial impairment of functionality to users. This includes any priority A failure for which a viable detour or work around is available.

                        -C- All other problems which the user can easily avoid or detour and for which there is no urgency for a resolution.

                (2) Response: Response consists of providing, as appropriate, one of the following to Monsanto and MAGI: an existing correction; a new correction; a viable detour or work around; a request for more information to complete analysis of the problems, or a reasonable plan on how the problem will be corrected. In addition, for Emergency priority errors, Millennium shall devote full-time attention to developing a response until Closure.

                (3) Closure: Closure consists of installing a final correction or work around of the problem, including Upgrades and revised or new Documentation as necessary.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                    EXHIBIT F

                               ROYALTY PROVISIONS


I.      DEFINITIONS

        "ADJUSTED GROSS INVOICE PRICE" shall mean the gross invoice price of sales of Royalty Bearing Products less Standard Adjustments.

        "ADJUSTED NET SALES" shall mean Net Sales less Standard Adjustments.

        "[**]" shall mean a [**] which was discovered, designed, identified or modified through the use of Millennium Process Technology or Millennium Product Technology. [**] include, but are not limited to, [**].

        "COMMERCIAL PRODUCT" shall mean (i) [**], (ii) [**], (iii) [**], or (iv) [**].

        "CUT-OUTS" shall mean all payments of any profit, or revenue sharing with, or royalty payments or any other payments of any kind to a third party (excluding Secondary Affiliates) based on (i) the event of the sale or commercialization, (ii) volume of sales, or (iii) revenue produced from sales of, a Royalty Bearing Product.

        "[**]" shall mean a product or service used for (a) the [**], (b) the [**], or (c) the [**] (including gender) associated with [**], in each case which was discovered, designed, selected, identified or modified through the use of Millennium Process Technology or Millennium Product Technology.

        "[**]" shall mean a product or service, including [**], which uses a composition of matter, including [**], for [**] which was discovered, designed, selected, identified or modified through the use of Millennium Process Technology or Millennium Product Technology.

        "GROSS SALES PREMIUM" sill mean Net Sales Premium calculated as set forth herein but without any reduction for Cut-outs.

        "MIXTURE" shall mean a Royalty Bearing Product which is an [**] that contains more than one active ingredient.

        "NET SALES" shall mean the gross invoice price of sales of a Royalty Bearing Product in a Royalty Period, less Cut-outs for such sales.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


        "NET SALES PREMIUM" shall mean:

        (a)     in the event of a Royalty Bearing Product which is an [**]:

                (i) if the active ingredients of the Royalty Bearing Product consist solely of a Commercial Product, Net Sales Premium shall mean the Adjusted Net Sales of such Royalty Bearing Product in a Royalty Bearing Period.

                (ii) if the active ingredients of the Royalty Bearing Product are a Mixture:

                        (A) Net Sales Premium shall mean the Net Sales of a Royalty Bearing Product in a Royalty Bearing Period multiplied by the fraction A/A+B where A is the weighted average sales price of the Commercial Product(s) included in the Royalty Bearing Product when sold separately in finished form in material quantities to third parties, and B is the weighted average sale price of the other active ingredients, including seeds or propagules and the like, included in the Royalty Bearing Product when sold separately in finished form in material quantities to third parties.

                        (B) in the event of sales of Mixtures not falling within the terms of (ii)(A) above, the Parties shall determine a mutually agreeable method of calculation of Net Sales Premium which fairly recognizes the value added by the Commercial Product(s) to the Royalty Bearing Product, less Cut-outs.

        (b) in the event of a Royalty Bearing Product which is a [**], Monsanto shall pay to Millennium a royalty on Net Sales Premium and such Royalty and Net Sales Premium shall be calculated according to the formulae and guidelines set forth on Attachment 1 of this Exhibit F. The Net Sales Premium shall be determined by mutual agreement of Monsanto and Millennium in accordance with Attachment 1 of this Exhibit F for each product developed as a result of this Agreement which adds value to the Royalty Bearing Product. Monsanto and Millennium acknowledge that the Net Sales Premium may be different for each such product and that the Net Sales Premium may fluctuate annually depending upon the various factors, including, but not limited to, market conditions at the applicable time, the amount of time that a Royalty Bearing Product has been on the market, and whether other products are included in the Royalty Bearing Product which add value.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                Unless otherwise agreed, the Parties shall engage an independent third party reasonably acceptable to both parties, the costs and expenses of which shall be borne equally by both Parties, to assist the Parties to negotiate in good faith and in accordance with the guidelines in Attachment 1 of this Exhibit F the initial Net Sales Premium for a Royalty Bearing Product. If either Party believes that any Net Sales Premium should be changed for the current or the following year, then that Party may, prior to July 15 of any year, give notice (a "Notice of Change") stating information relevant to that Party's desired change to a particular Net Sales Premium; provided, however, that no Party shall give any Notice of Change with respect to a Royalty Bearing Product more often that once in any calendar year. In the event that the Parties fall to agree on the Net Sales Premium within thirty (30) days of the time Monsanto informs Millennium that it intends to commence marketing a Royalty Bearing Product ("Notice to Sell") or within thirty (30) days of a Notice of Change, then such determination shall be made by such independent third party who shall be instructed to make such determination within forty-five (45) days. In the event that a Party disputes any determination by such third party, of if the Parties are unable to agree on the independent third party, the determination of the Net Sales Premium shall be submitted to arbitration in accordance with
        Section 10.4 of the Agreement. Unless otherwise agreed, any change in a Net Sales Premium pursuant to a Notice of Change shall be effective the first day of the selling season in the year for which the Notice of Change is given and, if applicable, royalties paid or accrued with respect to the current Royalty Period shall be adjusted to reflect the change to the Net Sales Premium. The selling season shall be deemed to commence on November 1 of each year. Any Party shall be entitled to submit to the arbitrator a proposed Net Sales Premium, however, the arbitrator shall not be required to select either of the Net Sales Premiums submitted for consideration. This procedure shall be implemented for each Royalty Bearing Product to be marketed and sold by Monsanto or on its behalf by third parties.

               (c) in the event of a Royalty Bearing Product which is [**], the Net Sales Premium shall be determined in accordance with the provisions of subsection (b) above, PROVIDED, HOWEVER, that (i) the term [**] shall be replaced by the term [**], as the case may be, (ii) the term [**] used in Attachment 1 of this Exhibit F shall be replaced by the term [**], as the case may be, and (iii) the term selected used in the guidelines of Attachment 1 of this Exhibit F shall not apply to any [**].

                (d) in the event of a Royalty Bearing Product which is a [**] that does not include [**], the Net Sales Premium shall be determined in accordance




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        with the provisions of subsection (a) above, PROVIDED, HOWEVER, that the term [**] shall be replaced by the term [**].

                (e) in the event of a Royalty Bearing Product which is a [**] that includes [**], the Net Sales Premium shall be determined in accordance with the provisions of subsection (b) above, PROVIDED, HOWEVER, that (i) the term [**] shall be replaced by the term [**]t, as the case may be, and (ii) it is acknowledged by the Parties that a [**] may be a product or service that includes [**], each of which may contribute value to the [**].

        "[**]" shall mean [**] which [**] (which [**] was discovered, designed, identified, selected or modified through the use of Millennium Process Technology or Millennium Product Technology).

        "ROYALTY PERIOD" shall mean, with respect to each Royalty Bearing Product, every calendar quarter, or partial calendar quarter, commencing with the first arms-length, commercial sale of such Royalty Bearing Product in any country and ending, on a country by country basis, on the earlier often (10) years from the date of first arms-length, commercial sale of such Royalty Bearing Products in each country or twenty (20) years following the Effective Date of the Agreement.

        "ROYALTY BEARING PRODUCT" shall mean a product containing as one of its constituents a Commercial Product.

        "SECONDARY AFFILIATE" shall mean, with respect to Monsanto, any corporation [**] or more of whose outstanding equity securities entitled to vote in the election of Directors is owned directly or indirectly by Monsanto, and any entity which is not a corporation [**] or more of whose net assets or profits is owned directly or indirectly by Monsanto.

        "[**]" shall mean [**] associated with such materials, that were discovered, designed, identified or modified through the use of Millennium Process Technology or Millennium Product Technology, which [**] including but not limited to [**].

        "STANDARD ADJUSTMENTS" shall mean with respect to the sale of a Royalty Bearing Product (a) ordinary and customary trade, cash and quantity discounts,
(b) excise taxes, sales taxes, consumption taxes and other taxes imposed upon and paid with respect to such sales, (c) freight, insurance and other transportation charges incurred in shipping Royalty Bearing Products to third parties, (d) amounts repaid or credited by reason of rejections, defects, recalls or returns or because of retroactive price reductions, and (e) rebates paid pursuant to governmental regulations.




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        "VALID CLAIM" shall mean a claim of an issued and unexpired patent for which all maintenance fees have been paid and that has not been held finally unenforceable or invalid by an agency, court or other tribunal of competent jurisdiction in any unappealable or unappealed decision the time for appeal of which has expired.

II.     ROYALTIES.

        (a) In consideration of the licenses granted to MAGI and Monsanto by Millennium hereunder, for Royalty Bearing Products which would infringe a Valid Claim, on a country-by-country basis, for each Royalty Bearing Period Monsanto shall pay to Millennium a royalty as follows:

                (i) for Royalty Bearing Products which are [**], [**], provided that no royalty calculated pursuant to this Section II(a)(i) shall exceed [**]) of [**] of such Royalty Bearing Products;

                (ii)    for Royalty Bearing Products which are [**]

                        (1) [**] of [**] of such Royalty-Bearing Products which is a [**] or which [**];

                        (2) [**] of [**] of Royalty-Bearing Products for all [**] not falling within II(a)(ii)(l) above, provided that no royalty calculated pursuant to this Section II(a)(ii)(2) shall exceed [**] of [**] of such Royalty-Bearing Products;

                (iii) for Royalty-Bearing Products which are sold as a [**] , [**] of [**], provided that no royalty calculated pursuant to this
        Section II(a)(iii) shall exceed [**] of [**] of such Royalty-Bearing Products;

                (iv) for Royalty Bearing Products which are [**] or [**], [**] of [**], provided that no royalty calculated pursuant to this
        Section II(a)(iv)(2) shall exceed [**] of [**] of such Royalty-Bearing Products;

                (v) [**] of Cash Equivalent Consideration received by Monsanto for licenses granting to third parties (other than Affiliates or Secondary Affiliates) the right to use MAGI Product Technology comprised of significant parts of databases or libraries of biological materials or chemical compounds created primarily through the use of Millennium Product Technology or Millennium



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        Process Technology, until such time as MAGI and Monsanto have received
        Cash Equivalent Consideration from the sales or licensing of such databases or libraries m excess of all amounts paid to Millennium pursuant to Sections 5.1,5.2 and 5.3 of the Agreement through the date such royalty obligation set forth in this Section II (a)(v) commences (without regard to any allocations which may have been made by MACI or Monsanto with respect to such payments), and thereafter, [**] of Cash Equivalent Consideration received. The foregoing shall not include Commercial Products created using such databases or libraries. For purposes of this Section, Cash Equivalent Consideration shall mean cash, either in lump sum or royalties paid over time and other items of consideration with a readily ascertainable market value received solely in exchange for the right to use such databases or libraries, but any equity or similar non-cash interest received by MAGI pursuant to any joint venture, research collaboration or similar arrangement shall not constitute Cash Equivalent Consideration.

        (b) In consideration of the licenses granted to MAGI and Monsanto by Millennium hereunder, for Royalty Bearing Products which [**] a claim [**], on a country-by-country basis, which [**] to be [**], is likely to [**], for each Royalty Bearing Period, until (i) such time as [**] on such [**], (ii) such time as [**] that it is [**], will be [**], or (iii) [**] from the date of the filing of the relevant patent application, Monsanto shall pay to Millennium a royalty equal to [**] of the amount [**].

        (c) In the case of the sale of Royalty Bearing Products which are not covered by the provisions of (a) or (b) above (including those which would otherwise have been covered by the provisions of (b) above [**] shall be [**] pursuant to this Agreement.

        (d) No royalty shall accrue on sales among a Party, its Affiliates, its Secondary Affiliates and sublicensees. Royalties shall only accrue on sales by a Party, its Affiliates, its Secondary Affiliates and sublicensees to parties other than the Party, its Affiliates, its Secondary Affiliates and sublicensees and shall be payable only once for any given unit of Royalty Bearing Product sold.




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        (e)     Notwithstanding any other provision in this Agreement, in the event the aggregate of the Cut-outs and the royalties payable pursuant to this Agreement on Royalty Bearing Products which are:

                (i)     [**] exceed [**] of [**] Price,

                (ii) [**] exceed the lower of [**] of [**] Price or [**] of [**],

                (iii)   [**] exceed [**] of [**],

                (iv)    [**] exceed [**] of [**] Price, or

                (v)     [**] exceed [**] of [**] Price,

the royalties to be paid pursuant to this Agreement and the Cut-outs, to the extent possible [**], shall be subject to adjustment to provide that [**]. In the event that Monsanto and all the Participating Licensors cannot agree on such adjustments, the issue shall be resolved by an appropriate dispute arbitration provision, which as between Monsanto and Millennium shall be as set in Section
10.4 of the Agreement, the result of which shall be binding on all parties subject to such arbitration.


III.    ROYALTY BUYOUT OPTION

        Monsanto shall have the option (the "Buyout Option"), in its sole discretion, to satisfy its obligations to Millennium pursuant to Section 5.5 of the Agreement by





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paying to Millennium, on any day during the periods set forth below, the
"Exercise Price" corresponding to the periods of such exercise as set forth below, less all amounts paid by Monsanto to Millennium at any time for royalties due Millennium pursuant to Section 5.5 of the Agreement:

         EXERCISE DATE                                           EXERCISE PRICE

From the Effective Date through [**]                             [**]

From [**] through [**]                                           [**]

From [**] through [**]                                           [**]

From [**] through [**]                                           [**]

To exercise the Buyout Option, Monsanto shall pay to Millennium the Exercise Price due as of such Exercise Date, less all amounts paid by Monsanto to Millennium at any time for royalties due Millennium pursuant to Section 5.5 of the Agreement. Payment shall be made to Millennium by check or wire transfer of immediately available fluids.

        In the event Monsanto exercises the Buyout Option and makes the payment to Millennium as set forth above (i) the Agreement shall remain in force upon the terms and conditions set forth herein unchanged except for the deemed deletion of the provisions requiring the payment of royalties to Millennium and the conditions contingent upon such payments, (ii) Monsanto and MAGI shall be deemed to have fully paid-up licenses on the terms and for the periods set forth herein and any amounts due Millennium for accrued but unpaid royalties shall be deemed paid in full, and (iii) Millennium shall continue to be obligated to perform all of its duties and obligations on the terms and for the periods set forth herein as if the Buyout Option had not been exercised.

IV.     LIMITATION ON ROYALTIES.

        The maximum aggregate royalties payable to Millennium pursuant to this Agreement shall be [**] and once such cumulative amount has been paid to Millennium, Monsanto and MAGI shall be relieved of any further obligations under
Section 5.5 of the Agreement.




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                            ATTACHMENT 1 OF EXHIBIT F
                  Formulas and Guidelines for Determination of
                                Net Sales Premium

1.      Monsanto markets [**] directly [**] through a direct licensing approach.

        Implication: Monsanto receives a clearly definable sum of money against which to apply the royalties.

        Guideline: Provided the [**] pursuant to the Agreement, the [**] would be [**]. Monsanto pays Millennium [**].

2.      Monsanto markets [**] through a license(s) to [**].

        Implication: Monsanto receives a clearly definable sum of money against which to apply the royalties.

        Guideline: Provided the [**] pursuant to the Agreement, the [**] would be [**]. Monsanto pays Millennium [**].

3.      Monsanto markets [**] as part of [**].

        Implication: Monsanto receives a single sum of money for the seed that includes the [**].

        Guideline: The [**] on an [**] of the [**] for the [**] and for the [**] pursuant to the Agreement [**]. Monsanto pays Millennium [**].

4.      Monsanto markets [**] directly [**] through a direct licensing approach.

        Implication: Monsanto receives a clearly definable sum of money but attributable to [**].



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        Guideline: The [**] on an [**] of the [**] of these [**]. [**] to the
        [**] pursuant to the Agreement [**]. Monsanto pays Millennium [**].

5.      Monsanto markets [**] through a license(s) to [**].

        Implication: Monsanto receives a clearly definable sum of money but attributable to [**].

        Guideline: The [**] on an [**] of the [**] of these [**]. [**] to the [**] pursuant to the Agreement [**]. Monsanto pays Millennium [**].

6.      Monsanto markets [**] as part of [**]:

        Implication: Monsanto receives a single sum of money for the [**] that includes the value attributable to the [**].

        Guideline: The [**] on an [**] of the [**] of these [**] for the [**]. The [**] to the [**] to the Agreement [**]. Monsanto pays Millennium [**].




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                                    EXHIBIT G


1.      License Agreement [**].

2.      Site Licensing Agreement III [**].

3.      Amendment No. 1 to License Agreement [**].

4.      License Agreement [**].

5.      Agreement [**].

6.      License Agreement [**].

7.      Research License [**].

8.      License Agreement [**].

9.      License Agreement [**].

10.     Software License Agreement [**].

11.     License and Limited Warranty Agreement [**].

12.     Software License Agreeemnt [**].

13.     Non-Exclusive License Agreement [**].

14.     License Agreement [**].

15.     License Agreement [**].

16.     Software License Agreement [**].

17.     Software License Agrement [**].

18.     Master Agreement [**].

19.     Software Sublicense Agreement [**].

20.     Software License Agreement [**].



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21.     License Agreement [**].

22.     License Agreement [**].

23.     License/Purchase Agreement [**].

24.     Standard License Agreement [**].

25.     Computer Utility and Consulting Agreement [**].

26.     Master License Agreement [**].

27.     License Agreement [**].

28.     License Agreement [**].

29.     License Agreement [**].

30.     License Agreement [**].

31.     License Agreement [**].